EX-99.p.14

NUMERIC INVESTORS LLC

COMPLIANCE MANUAL AND CODE OF ETHICAL STANDARDS

Written Policies and Procedures under Rule 206(4)-7

March 31, 2010

VII.	RECORDKEEPING	54
A.	REQUIRED RECORDS	54
VIII.	VALUATION	56
IX.	PRIVACY POLICY	56
X.	REGULATORY FILINGS	57
XI.	BUSINESS CONTINUITY PLAN	57
XII.	ANTI-MONEY LAUNDERING POLICY	58
Exhibit A – Employee Quarterly Trading and Compliance Report		63
NUMERIC INVESTORS LLC		63
Initial/Annual Holdings Report		68
Initial/Annual Outside Business Relationships Report		68
Initial/ Annual Public Company Board Relationships Report		68
Exhibit C – Compliance Certificate NUMERIC INVESTORS LLC		70
Exhibit D – Broker Due Diligence Policy		71
Exhibit E – Privacy Policies And Practices		73
Exhibit F – Anti-Money Laundering Program – Patriot Act Client Certification Procedures		76
Exhibit G – Anti-Money Laundering Program – Patriot Act Example of Client Certification		78
Exhibit H – Anti-Money Laundering Program – Patriot Act Employee Certification		79
Exhibit I – ERISA Cross Trade Portfolio Manager Report		80
Exhibit J - ERISA Cross Trade Letter		81

I.INTRODUCTION

The purpose of this Compliance Manual and Code of Ethical Standards (the “Manual”) is to lay out some of the important business practices of Numeric Investors LLC (“Numeric”) and to assist Numeric in meeting its fiduciary and ethical requirements.  Many of the defined terms and abbreviations used in this Manual are defined in Appendix A, the Glossary of Defined Terms.

Numeric is an investment adviser registered with the SEC under the Advisers Act and is subject to legal and regulatory requirements under the Advisers Act and other federal securities laws, including the need to have compliance policies.1  Numeric manages separately managed and commingled portfolios for taxable and tax-exempt clients, both foreign and domestic (“Clients”).  This Manual sets forth Numeric’s policies and procedures for complying with the Advisers Act and other federal securities laws, and forms the basis for Numeric’s compliance program.

Should you have any questions as to the extent to which this Manual covers any particular situation, you should contact the Compliance Officer or the Compliance Officer’s designee.2   The Manual contains proprietary information of Numeric and may not be publicly distributed or disseminated without the express written consent of the Compliance Officer.

Keep this Manual available for easy reference.  These policies and procedures apply to all Employees.3

Administration of the Compliance Program

The Compliance Officer will be responsible for general administration of the policies and procedures set forth in this Manual, subject to the ultimate direction and control of Numeric’s Chief Executive Officer.  Under the direction of the Compliance Officer, Numeric’s Compliance staff will review all reports and other documents submitted pursuant to this Manual, answer questions regarding the Manual’s policies and procedures, update this Manual as may be required from time to time and arrange for appropriate records to be maintained, including copies of all reports and forms submitted under this Manual.  The Compliance Officer will also arrange for appropriate employee briefings and training on the policies and procedures reflected in this Manual.  The Compliance Officer or his designee may waive any requirement under this Manual if the facts, circumstances and applicable laws warrant such waiver.

1           Advisers Act Rule 206(4)-7.  See Final Rule: Compliance Programs of Investment Companies and Investment Advisers, Rel. No. IA-2204 (Dec. 17, 2003), effective October 5, 2004.

2           Unless otherwise stated herein, any function assigned to a particular person may be performed by that person’s designee.

3           It bears emphasis that the term Employees includes interns and long-term consultants.

Annual Compliance Review

Generally, within four months of Numeric’s fiscal year end (or earlier if warranted), the Compliance Officer will undertake a review of the policies and procedures contained in this Manual (the “Annual Review”) to determine their adequacy and the effectiveness of their implementation.  This review will include specific consideration of the following:

•	any compliance matters that arose during the previous year;

•	any changes in the business activities of Numeric; and

•	any changes to applicable laws, rules or regulations that might suggest a need to revise this Manual.

Upon the conclusion of that Annual Review, the Compliance Officer will discuss his or her efforts with the Chief Executive Officer.  The topics covered during the discussion will include (i) the steps taken during the review and (ii) any proposed changes to this Manual as a result of the review.

Annual Compliance Meeting

Following the Annual Review described above, the Compliance Officer will hold a meeting or series of meetings with all employees to review the requirements of this Manual and discuss any material changes to its policies and procedures.  The Compliance Officer, and other members of the Compliance staff will be available on an ongoing basis to discuss compliance matters with employees.

II.CODE OF ETHICS

Topics in this Code

A.          Standard of Conduct
B.           Confidential Information
C.           Material Nonpublic Information
D.           Fiduciary Duty and Conflicts of Interest
E.           Scalping or Front running
F.           Unfair Treatment of Certain Clients Vis-à-Vis Others
G.           Dealing with Clients as Agent and Principal
H.          Workplace Communications and Computer Usage Policy
I.            Personal Trading; Timely Reporting of Trades
J.            Employee’s Responsibility to Know the Rules and Comply with Applicable Laws
K.          Designation and Responsibilities of Compliance Officer
L.           Drug and Alcohol Policy

A.	STANDARD OF CONDUCT

The purpose of this Code of Ethics is to set forth certain key guidelines that have been adopted by Numeric as the official policy for the guidance of all personnel and to specify the responsibility of all Employees to act in accordance with their fiduciary duty to Clients and to comply with all applicable laws and regulations concerning the securities industry.  In particular, the Advisers Act makes it unlawful for investment advisers to engage in fraudulent personal securities transactions.4

Employees should be aware of the requirements of the Advisers Act as well as The CFA Institute’s “The Code of Ethics and The Standards of Professional Conduct.”  Careful adherence is essential to safeguard the interests of Numeric and all Clients.  Numeric expects that all Employees will conduct themselves in accordance with high ethical standards, which should be premised on the concepts of integrity, honesty and trust. A copy of this Manual is made available to all new Employees as part of their orientation process and is available upon request to all Employees during their employment with Numeric.

4 Rule 204A-1 of the Advisers Act requires an investment adviser covered by the Rule to adopt a Code of Ethics that contains provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rule.  The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.  This Code of Ethics is adopted pursuant to Rule 204A-1 under the Advisers Act

As noted, all Employees of Numeric must conduct themselves in full compliance with all applicable laws and regulations concerning the securities industry.  In particular, all Employees should be familiar with those laws and regulations governing fiduciary duties and “insider trading.”

This Code of Ethics is based on fundamental principles that Numeric and Employees must put Client interests first.  As an investment adviser, Numeric has fiduciary responsibilities to all of its Clients, including all those invested in pooled investment vehicles for which it serves as investment adviser.  Fiduciaries owe their Clients a duty of loyalty, meaning that Numeric’s interests should never take precedence over those of its Clients.  Among Numeric’s fiduciary responsibilities is the responsibility to ensure that Employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Client transactions or otherwise take unfair advantage of their relationship to Clients.  All Employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein.   It bears emphasis that technical compliance with the provisions of this Code of Ethics (and, for that matter, this Manual) will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an Employee’s fiduciary responsibilities to Clients.  Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of Clients.

All Employees are subject to Numeric’s insider trading policies, which are considered an integral part of this Code of Ethics.  Numeric’s insider trading policies, which are set forth in Section II.C below, prohibit Employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security.  The policy also prohibits Employees from communicating to third parties any material nonpublic information about any security or issuer of securities.

It is the responsibility of every Employee to know these laws and regulations and to comply with them.  If an Employee needs copies of any laws or regulations concerning the securities business or has any questions about the legality of any transaction, the Employee should consult the Compliance Officer.  Failure to comply with such laws and regulations or this Code may result in sanctions and possibly, depending on the circumstances, immediate dismissal.

Although Numeric’s fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum all Employees should be aware that, as a matter of policy and the terms of their employment with Numeric, the following types of activities are strictly prohibited:

(1)
Using any device, scheme or artifice to defraud, or engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon, any Client or prospective Client or any party to any securities transaction in which Numeric or any Clients is a participant;

(2)
Making any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements Numeric has made to such person, in light of the circumstances under which they are made, not misleading;

(3)	Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a Client or prospective Client; and

(4)
Causing Numeric, acting as principal for its own account or for any account in which Numeric or any person associated with Numeric has a greater than 25% beneficial interest, to sell any security to or purchase any security from a Client in violation of any applicable law, rule or regulation of a governmental agency.

In addition, Numeric wishes to maintain a reputation for the highest integrity.  To accomplish this goal, Numeric requires that all Employees continually adhere to these basic principles:

(1)	Place the interests of Clients first;

(2)	Treat Clients fairly and reasonably and those in similar circumstances as equally as possible;

(3)	Exercise due care in handling all information concerning Clients;

(4)	Avoid any actual or potential conflict of interest in personal securities transactions;

(5)	Avoid taking inappropriate advantage of your positions of trust and responsibility; and

(6)	Do not damage the efficient, fair and orderly operation of the securities markets or investors’ confidence therein.

B.	CONFIDENTIAL INFORMATION

1. General Information on Confidentiality Obligations

Numeric has a fiduciary duty to its Clients not to divulge or misuse information obtained in connection with its services as an investment adviser.  In addition, the SEC’s Regulation S-P requires investment advisers to have policies and procedures in place to protect the nonpublic personal information of Clients that are natural persons and to disclose such policies to such Clients.  Numeric is committed to protecting the nonpublic personal information of Clients.

In addition, all information, whether of a personal or business nature, that an Employee obtains about a Client’s affairs in the course of employment with Numeric should be treated as confidential and used only to provide services to or otherwise to the benefit of the Client.  Such information may sometimes include information about non-Clients, and that information should likewise be held in confidence.  Even the fact that Numeric advises a particular Client should be treated as confidential, absent specific permission or instructions from the Client.

2. Who is subject to Numeric’s policies concerning confidential information?

All Employees are subject to these policies.

3. What are the duties and responsibilities of Employees with respect to confidential information?

Numeric has a fiduciary duty to its Clients not to divulge information obtained from or about a Client in connection with its services as an adviser.  Employees must not, at any time during or after their employment with Numeric, repeat or disclose confidential information received from or about Clients outside Numeric to anyone, including relatives, friends or strangers without Numeric’s written consent.  The types of information that constitute “Confidential Information” are described in detail in the non-disclosure agreement each Employee is required to sign upon commencement of employment with Numeric.  Any misuse of confidential information about a Client is a disservice to the Client that may cause both the Client and Numeric substantial injury.  Failure to comply with this policy may have very serious consequences for Employees and for Numeric, including the possibility that Employees might be criminally prosecuted for misusing the information, as described in C below.

4. What are some steps that Employees can take to assure that confidential information is not disclosed to persons outside the office?

There are a number of steps Employees should take to help preserve Client and other confidences, including the following:

(a)
Employees should be sensitive to the problem of inadvertent or accidental disclosure.  Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator or restroom, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

(b)
Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside Numeric.  Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.  Computer files or disks should be password protected.

(c)
If an Employee uses a speakerphone, the Employee should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure.  Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high.  The same applies if an Employee knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

(d)	In especially sensitive situations, it may be necessary to establish barriers to the exchange of information within Numeric and to take other steps to prevent the leak of confidential information.

(e)
Employees should be aware that email and information transmitted through the Internet may not be secure from hacking or interception and should be cautious in transmitting confidential information by email or through the Internet.

C.	MATERIAL NONPUBLIC INFORMATION

All Employees are reminded that purchasing or selling securities on the basis of, or while in possession of, material nonpublic information for their own, for a Client’s or for Numeric’s account is a crime punishable by imprisonment as well as large fines.  “Tipping” another person who engages in such activities is also a crime.   The terms “material” and “nonpublic” are described below.

The sanctions for trading while in possession of “material nonpublic information” (commonly referred to as “insider trading”) can be severe.  In recent years, the SEC has aggressively sought and prosecuted persons who traded on “inside information.”  Criminal prosecution is also a possibility.  Criminal and civil penalties for insider trading and tipping are severe, both for individuals involved in such unlawful conduct, as well as their supervisors, employers or other controlling persons.  Penalties can be imposed whether or not the person committing the violation actually benefited.  Penalties can include civil injunctions; disgorgement of profits; jail sentences; fines for the person who committed the violation of up to three times the profit gained or loss avoided.

Willful misuse of material nonpublic information will, and any form of misuse may, result in dismissal from employment by Numeric.  Numeric may report violations to governmental or regulatory authorities.

Employees should be careful to avoid even the appearance of wrongdoing.  Even an innocent purchase or sale of securities by an Employee who is unaware that other

Employees possess material nonpublic information about an issuer may damage Numeric’s reputation and may lead to protracted investigations and audits of both Numeric and Employees.  Because of the legal ramifications and reputational risks to Numeric if any such information is misused or if there is the appearance of misuse, these policies and procedures are of the utmost importance to Numeric’s business.

The following sections of this Manual seek to answer some of the most commonly asked questions about insider trading.  In the questions and answers that follow, the term “issuer” refers to an entity, such as a corporation, partnership or state agency, that has issued securities, and the term “securities” is used in the broadest sense to include privately held and publicly traded stocks, bonds, options and other investment vehicles that the SEC considers to be securities.  Because the analysis of the elements of insider trading is complex, Employees should consult with the Compliance Officer if there are any questions about whether information is “material” or “nonpublic” or if a proposed transaction could violate the insider trading laws.  Any Employee who believes that he/she has obtained material, nonpublic information must refrain from sharing and trading on the basis of such information until this consultation occurs.

1. Who is subject to the insider trading rules?

All Employees and all persons - friends, relatives, business associates and others - who receive material nonpublic information from Employees concerning an issuer of securities (whether such issuer is a Client or not) are subject to these rules.  It does not matter whether the issuer is public or private.

At Numeric, the rules apply to all Employees.  Furthermore, if an Employee discloses material nonpublic information concerning an issuer of securities to a person outside Numeric, and that person trades in securities of that issuer, such Employee and such person may both have civil and criminal liability and the Employee may face dismissal.

2. What is nonpublic information?

Generally speaking, nonpublic information is information about an issuer’s business or operations (past, present or prospective) that becomes known to an Employee and which is not otherwise widely available to the general public.  The distribution of information through narrower channels, such as the posting of information on a rarely frequented website, may be insufficient to make the information public.  The fact that nonpublic information is reflected in rumors in the marketplace does not mean that the information has been publicly disseminated.  It is important to note that even after information becomes public, many aspects relating to a matter may remain nonpublic.

3. What is material information?

Although neither the courts nor the SEC has defined “material” precisely, the word is similar in meaning to “important” or “significant.”  Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if the information is reasonably likely to affect the price of an issuer’s securities.  Material information can be positive or negative and may relate to uncertain or speculative events.  Needless to say, if the undisclosed information would influence an Employee’s own decision to buy or sell or to trade for a Client or Numeric, the information should be considered material and an Employee should not trade or permit Numeric to trade for any Client or itself until it has been publicly disclosed.

4. How does “material nonpublic” differ from “confidential information”?

Here is an example that should clarify the difference between the two.  Suppose Numeric is engaged by the president of a publicly-traded corporation to provide advice with respect to her personal pension fund and while working on the matter an Employee learns the amount of alimony she pays to her former spouse.  That discovery should be kept confidential, but it almost certainly has no bearing on the value of her corporation’s securities and is therefore not “material” information about the corporation itself.  Accordingly, an Employee of Numeric could buy or sell securities of that issuer so long as the Employee possessed no material nonpublic information about the corporation.  However, disclosure of the president’s alimony payments may be embarrassing to her and may be improper under an Employee’s confidentiality obligations (see Section II.B above).

In other words, confidential information should never be disclosed, but it is not always material nonpublic information.  Possessing confidential information is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

5. Are there certain kinds of information that are particularly likely to be “material nonpublic information”?

Yes.  While the following list is by no means complete, information about the following subjects is particularly sensitive:

(a)	Dividends, stock dividends and stock splits.

(b)	Sales and earnings and forecasts of sales and earnings.

(c)	Changes in previously disclosed financial information.

(d)	Corporate acquisitions, tender offers, major joint ventures or merger proposals.

(e)	Significant negotiations, new contracts or changes in significant business relationships.

(f)	Changes in control or a significant change in management.

(g)	Adoption of stock option plans or other significant compensation plans.

(h)	Proposed public or private sales of additional or new securities.

(i)	Significant changes in operations.

(j)	Large sales or purchases of stock by principal stockholders.

(k)	Purchases or sales of substantial corporate assets, or decisions or agreements to make any such purchase or sale.

(l)	Significant increases or declines in backlogs of orders.

(m)	Significant new products to be introduced.

(n)	Write-offs.

(o)	Changes in accounting methods.

(p)	Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.

(q)	Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.

(r)	Significant reductions in the availability of goods from suppliers or shortages of these goods.

(s)	Extraordinary borrowings.

(t)	Major litigation.

(u)	Governmental investigations concerning Numeric or any of its officers or directors.

(v)	Financial liquidity problems.

(w)	Bankruptcy proceedings.

(x)	Establishment of a program to repurchase outstanding securities.

6. What is the law regarding the use of material nonpublic information?

Insider trading liability may result when an individual trades on the basis of inside information (i) if the trading breaches a duty of trust and confidence owed to the issuer, the source, or the owner of the information, or (ii) if the information was disclosed to the individual in breach of a duty of trust and confidence, owed to the issuer, the source, or the owner of the information, by the person who disclosed the information.  The existence or absence of a duty of trust and confidence is a factual issue requiring an examination of all of the relevant circumstances.

Federal law, and the policy of Numeric, prohibit any Employee from using material nonpublic information, whether obtained in the course of working at Numeric or otherwise, for his or her private gain, for Numeric’s gain or for a Client’s gain and prohibit any Employee from furnishing such information to others for their private gain.  This is true whether or not the information is considered “confidential”.  When in doubt, the information should be presumed to be material and should not be disclosed to the public.  No trades should be executed for any Employee, any Client or for Numeric, if the person executing the trade or Numeric has material nonpublic information about the issuer.

8. What is “tipping”?

Under the federal securities laws, it is illegal to disclose (or “tip”) material nonpublic information to another person who subsequently uses that information for his or her profit.  In order to minimize this liability, all personnel should comply with the policies regarding protection of confidential information described above, which will include the following measures:

(a)
To reduce the chances of inadvertent tipping of material nonpublic information, any nonpublic information that might be considered material should not be discussed with any person outside Numeric.  Such information should be regarded as particularly sensitive, confidential information, and Numeric’s policies for safeguarding such information should be strictly observed.

(b)	Employees should avoid recommending to any person, including Clients, the purchase or sale of Client (or Client-related) securities.

(c)	Caution must especially be used when receiving information from securities analysts, corporations in the same business as the Client and members of the press.

Questions regarding whether such information may constitute “inside” information should be referred to the Compliance Officer.

9. To whom must material nonpublic information be disclosed before an Employee can trade?

To the public.  Public disclosure of material events is usually made by means of an official press release or filing with the SEC.  An Employee’s disclosure to a broker or other person will not be effective, and such Employee may face civil or criminal liability if such Employee (or the person to whom the Employee makes disclosure) trades on the basis of the information.  Numeric staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that right usually belongs to the issuer alone.

9. How does an Employee know whether particular material nonpublic information has been publicly disclosed?

If an Employee sees information in a newspaper or public magazine, that information will clearly have been disclosed.  Information in a filing with the SEC or a press release will also have been disclosed.   If any Employee has any questions about whether information has been disclosed, such Employee should not trade in the affected securities.  An Employee should contact the Compliance Officer for advice in the matter.

10. What must an Employee do with respect to material nonpublic information that such Employee may learn about an issuer that is not a Client?

In connection with their work at Numeric, Employees may come into possession of material nonpublic information with respect to issuers that are not Clients such as information with respect to issuers or securities of issuers which are being analyzed for purchase or sale.  This is particularly likely to happen in connection with the recommendation of the purchase or sale of an issuer’s securities.  All personnel receiving material, nonpublic information have the same duty not to disclose or use that information in connection with securities transactions as they have with respect to Client securities.  In other words, Employees may not purchase or sell any securities with respect to which they have nonpublic information for their own, Numeric’s or for a Client’s account or cause Clients to trade on such information until after such information becomes public.  The foregoing prohibition applies whether or not the material nonpublic information is the basis for the trade.  Employees should be alert for information they receive about issuers on their recommendation or approved lists which may be material nonpublic information.

Employees may not engage in any transaction for the purpose of raising, lowering, or maintaining the price of a security or of creating a false appearance of active or directional trading in a security.  Similarly, engaging in any arrangement or scheme with other traders to raise, lower or maintain the price of a security or of creating a false appearance of active or directional trading in a security is prohibited.  In addition, whenever Employees come into possession of what they believe may be material nonpublic information about an issuer, they must immediately notify the Compliance Officer because Numeric as a whole may have an obligation not to trade in the securities of the issuer.  The Compliance Officer shall maintain a list of all issuers about which

Numeric has nonpublic information and shall circulate such list to the appropriate personnel at Numeric so as to prevent any trading in securities of such issuers.

11. Who is available for additional advice or advice about a particular situation?

The Compliance Officer designated from time to time by Numeric will oversee matters relating to nonpublic information and prohibitions on insider trading.

Disclosure outside Numeric of confidential information by an Employee, or participation or tipping others to participate in business or securities transactions when in possession of material nonpublic information, may be a violation of law and subject the employee to severe penalties, including criminal prosecution.

D.	FIDUCIARY DUTY AND CONFLICTS OF INTEREST

Fundamental to the Advisers Act is the notion that an investment adviser is a fiduciary to its Clients and as a fiduciary is obligated to avoid overreaching or taking unfair advantage of a Client’s trust and should avoid or disclose potential conflicts of interest.  This fiduciary duty is not (i) explicitly set forth in the Advisers Act or SEC rules; or (ii) the result of an advisory contract (i.e., it cannot be negotiated away).  Rather, an adviser is a fiduciary by operation of law because of the nature of the relationship between the adviser and its Clients.  The United States Supreme Court has stated:

The Investment Advisers Act of 1940 reflects a congressional recognition “of the delicate fiduciary nature of an investment advisory relationship,” as well as a congressional intent to eliminate, or at least to expose, all conflicts of interest which might incline an investment adviser - consciously or unconsciously - to render advice which was not disinterested.5

A fiduciary owes its Clients more than just honesty and good faith.  A fiduciary must be sensitive to the possibility of rendering less than disinterested advice.  It may be faulted even where it did not intend to injure the Client and even if the Client does not suffer a monetary loss.  This duty to elevate the Client’s interests above the adviser’s describes the duty of fiduciary loyalty.  In addition, fiduciaries owe Clients a duty of care, namely, to exercise on the Client’s behalf the degree of care an ordinarily prudent person would apply in the conduct of his or her own affairs.  For ERISA Clients, this duty is elevated to a duty to provide the degree of care that would be exercised by a prudent expert.

It is worth noting that, like many other securities laws, the Advisers Act specifically prohibits doing indirectly that which an advisor could not lawfully do directly.

5           SEC v. Capital Gains Research Bureau, Inc., 375 U.S. 180, 191-192 (1963).

Numeric, as a registered investment adviser, and its Employees, have a fiduciary duty to Clients to act for the benefit of the Clients and to take action on the Clients’ behalf before taking action in the interest of any Employee or Numeric.  The cornerstones of the fiduciary duty are the obligations to act for the Clients’ benefit and to treat the Clients fairly.  Clients may therefore expect their fiduciaries to act for Clients’ benefit and not for their own benefit when a conflict of interest between the Client and the fiduciary arises.  No Employee should ever enjoy an actual or apparent advantage over the account of any Client.

1. Conflicts of Interest

This Manual attempts to highlight and address many of the common conflicts of interest that may arise between (i) Numeric and Clients, (ii) Employees and Clients, and (iii) Clients and Clients.  It is not possible, however, for every conflict to be addressed in the Manual.  Employees should be particularly sensitive to the existence of actual or potential conflicts of interest not addressed herein and should promptly raise any such conflicts of which they become aware with the Compliance Officer.

The manner in which any Employee should discharge their fiduciary duty and address a conflict of interest depends on the circumstances.  Sometimes general disclosure of common conflicts of interest may suffice.  In other circumstances, explicit consent of the Client to the particular transaction giving rise to a conflict of interest may be required or an Employee may be prohibited from engaging in the transaction regardless of whether the Client consents.

The duty to disclose and obtain a Client’s consent to a conflict of interest must always be undertaken in a manner consistent with the Employee’s duty to deal fairly with the Client.  Therefore, even when taking action with a Client’s consent, each Employee must always seek to assure that the action taken is fair to the Client.

Conflicts of interest can arise in any number of situations.  As noted, no comprehensive list of all possible conflicts of interest can be provided in this Manual.  However, the following are common examples of conflicts of interest:

(a)	An Employee may seek to induce a bank to give the Employee a loan in exchange for maintaining excessive cash balances of a Client with the bank.

(b)	An Employee may execute trades for a Client through a broker-dealer that provides research services for Numeric but charges commissions higher than other broker-dealers.

In the former case, such activity would be a violation of the Employee’s fiduciary duty and might subject the employee and Numeric to liability under the Investment Advisers Act of 1940 (the “Advisers Act”) and other applicable laws.  In the latter case, if

(i) Numeric determines in good faith that the higher commissions are reasonable in relation to the value of the brokerage and research services provided by a broker or dealer viewed in terms of either a particular transaction or Numeric’s overall responsibilities with respect to a Client as to which Numeric exercises investment discretion and (ii) appropriate disclosure is made to the Client and in Numeric’s Form ADV, the payment of higher commissions may be permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

Another common conflict of interest occurs when Numeric pays some consideration to a person for recommending Numeric as an adviser.  In those circumstances, an Employee must make disclosure to any prospective Client of any consideration paid for recommending Numeric’s services to that prospective Client and Numeric must comply with Rule 206(4)-3 under the Advisers Act.  This Rule governs situations involving cash payments for Client solicitations and requires that specific disclosure documents which contain information about the solicitor and the adviser be provided to a prospective Client at the time of the solicitation.  The following are additional situations in which conflicts of interest may arise and Numeric’s policies regarding such situations:

Commissions.  Employees may negotiate with broker-dealers regarding the commissions charged for their personal transactions but may not enter into any arrangement to pay commissions at a rate that is better than the rate available to Clients through similar negotiations.

Gifts.  Accepting gifts is improper when it would compromise, or could be viewed reasonably as compromising, an Employee’s ability to make objective and fair business decisions that are in the best interests of Numeric and Clients.  Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special advantage in a business relationship. Accordingly, it is Numeric’s policy that (a) each Employee is prohibited from receiving gifts, services or other items (excluding trinkets and logo items of insignificant value) of more than $300 in aggregate value during the course of a calendar year from any people or entities that do business with or on behalf of Numeric or have done in the past or may in the future do business with or on behalf of Numeric (individually a “Business Contact”, and collectively “Business Contacts”) and (b)  Employees may never solicit gifts from Business Contacts.

Business Entertainment.  Business entertainment, such as meals and events sponsored or provided by a Business Contact at which the sponsoring Business Contact is present, is permitted under Numeric’s policy; provided, however, that unreimbursed business entertainment which is expected to exceed $300 per person must be pre-approved by the Compliance Officer.  In addition, unless otherwise approved by the Compliance Officer, Employees are prohibited from attending more than three meals or events (excluding seminars, conferences or similar events) sponsored by the same Business Contact in any calendar year, regardless of the cost of the meal or event.    For purposes of this policy, tickets to sporting events are to be valued at the greater of face value or market value.  Employees may never solicit business entertainment from Business Contacts.

Attention to Special Government Rules.  Many state and local governments, as well as Department of Labor rules applicable to unions and certain regulations applicable to broker-dealers, restrict gratuities to, and entertainment of, representatives of governmental benefit plans.  The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low.  Accordingly, no gift in any amount should be provided to representatives of governmental or union pension plans, or to brokers or broker-dealer firms, without the approval of the Compliance Officer.

Service as a Director or Member of Investment Committee.  Any Employee who wishes to serve as an officer or director of any public company, or of any organization where such duties might require involvement in investment decisions, or who wishes to serve on the investment committee of any organization, must obtain the prior written consent of the Compliance Officer, which shall be granted in his discretion and only if he is satisfied that such service shall not create a conflict with such Employee’s fiduciary duty to Clients.

Personal Relationships.  Business relationships must not be influenced by any considerations other than the best interests of Numeric and Clients.  Personal interests may never be part of a decision to choose a particular vendor or service provider.  In order to avoid even the appearance of a conflict of interest, the following rules apply to the purchase of products and services on behalf of Numeric or its investors:

(a)
An Employee may not be involved in a decision to purchase or lease products or services from a vendor or service provider where the Employee is also an employee, officer, director, or has any other material financial interest in that vendor or service provider.

(b)
An Employee must consult the Compliance Officer before engaging any vendor or service provider to provide goods or services to Numeric or its investors where a member of the Employee’s family or a personal friend of the Employee is an employee, officer, director, or has any other material financial interest in the vendor or service provider.  The Compliance Officer will determine whether a conflict of interest exists such that the Employee should re-assign decision-making responsibility to another employee.

(c)
Where the Compliance Officer has determined that a material conflict of interest exists and has re-assigned decision-making responsibility from an Employee, that Employee may not attempt to influence any such purchasing decisions.

    Charitable Contributions.  In general, Numeric does not make charitable contributions, except that it reserves the right to donate to charity any profits disgorged as a result of violations of its personal trading policy.  However, employees may participate in or contribute to outside charitable, educational, and other not-for-profit organizations in accordance with the following provisions.

Making frequent or large charitable contributions to organizations where senior representatives of current or potential Clients have associations may create the appearance of a “pay to play” relationship.  Accordingly, an Employee may make appropriate contributions to charitable organizations recommended by representatives of current or potential Clients provided the contributions are not so frequent or large as to raise a question of impropriety.

Political Contributions.  Numeric does not make contributions to political candidates or political parties.  Employees may make such contributions to political candidates or parties, except to the extent that doing so would violate policies, rules or regulations to which its Clients may be subject.  However, to preserve Numeric’s current and future investment opportunities, Numeric reserves the right to limit the political activities of its employees and/or their immediate family members.

A number of jurisdictions have recently adopted, or are in the process of adopting, “pay-to-play” laws, which may restrict the ability of a governmental investor to invest, or maintain its investment, in a Numeric account or investment vehicle based on certain political contributions drawn on a Numeric account.  Because these “pay-to-play” prohibitions vary from jurisdiction to jurisdiction, no political contribution may be drawn on any of Numeric’s accounts without prior written approval from the Compliance Officer.  This prohibition covers not only monetary contributions, but also assistance or support of candidates, political parties or political committees through the purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to candidates, political parties, PACs and/or political committees.   In addition, no Employee on behalf of Numeric may commit any of Numeric’s resources to political campaigns, political parties, PACs and/or political committees without prior written approval.

Lending Activities.  Any form of a loan by an Employee to a Client or by a Client to an Employee is not allowed as a matter of firm policy and good business practice.

If any Employee is faced with any actual or potential conflict of interest, he or she should consult the Compliance Officer prior to taking any action.

2. Avoidance of Fraud

In addition to provisions related to the implicit duties of a fiduciary, the Advisers Act explicitly prohibits fraud in very broad terms.  Section 206 of the Advisers Act, the anti-fraud provision, makes it unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce, among other things, to:

•	employ any device, scheme, or artifice to defraud a Client or prospective Client;

•	engage in any transaction, practice, or course of business that defrauds or deceives a Client or prospect; or

•	engage in any fraudulent, deceptive, or manipulative act, practice, or course of business.

This Manual contains policies and procedures designed to assist Numeric in preventing violations of the anti-fraud provision of the Advisers Act.

The coverage of Section 206 is broader than that of antifraud provisions in other federal securities laws in that its application is not limited to the buying and selling of securities but also applies to the investment advisory relationship generally.  It is the SEC’s position that the Section imposes on investment advisers both disclosure obligations and substantive regulatory requirements.  It is Numeric’s policy in this area to adopt the SEC’s position as its own.  The kinds of activities that have given rise to findings or allegations of violations of Section 206 include the following:

•	Front-running or scalping;

•	Misrepresenting pricing methodology or failing to follow disclosed valuation methods;

•	Mispricing of holdings or manipulating market prices to increase valuations;

•	Failing to disclose that good performance was due in part to investing in IPOs (or other opportunities or conditions that might not recur);

•	Misrepresenting internal controls;

•	Miscoding, forging, or failing to submit order tickets;

•	Exaggerating performance results;

•	Buying securities in contradiction of posted fund prospectus (and or offering memorandum) disclosures;

•	Favoring certain Clients or accounts in allocating IPOs or other trades without adequate disclosure of this practice;

•	Appropriating investment opportunities belonging to a Client;

•	Undisclosed commission-splitting;

•	Failing to disclose soft dollar or other brokerage practices;

•	Failing to disclose a financial interest in securities trades for Clients and related conflicts of interest;

•	Failing to disclose personal profiting by trading as a principal with Clients;

•	Misappropriating funds under management;

•	Interpositioning a broker between a Client and a market maker, thereby causing the Client to pay unnecessary expenses;

•	Failing to disclose to Clients that they paid materially different commissions because of directed brokerage arrangements;

•	Failing to seek best execution;

•	Failing to disclose that Client commissions were used to compensate brokers for Client referrals;

•	Failing to disclose market timing or late trading arrangements;

•	Failing to disclose short term trading by portfolio managers (“PMs”) in funds they manage;

•	Selectively disclosing confidential portfolio holdings information; and

•	Misrepresenting that performance data were prepared in accordance with performance standards of the GIPS®.

As with all provisions of the securities laws, Numeric’s employees are required to understand and comply with Section 206 of the Advisers Act.  When necessary, employees are expected to consult with the Compliance Officer for advice and guidance concerning the operation of Section 206.

E.	SCALPING OR FRONTRUNNING

Investment advisers may face conflicts of interest when trading for accounts and for their proprietary accounts.  Registered investment advisers generally must trade in accordance with procedures developed to ensure that the adviser, among other things, seeks best execution of Client orders and fairly allocates batched orders among its Clients.  While investment advisers have fairly broad discretion to tailor policies to their specific operations, advisers must disclose potential material conflicts of interest and any procedures implemented to prevent these conflicts.

As a general rule, if any Numeric Employee knows of a pending “buy” recommendation and buys stock before Numeric makes a recommendation to its non-discretionary Clients or takes action on the recommendation for Clients for which it has investment discretion, or if any Numeric Employee is aware of a pending “sell” recommendation and sells stock under such circumstances, such Employee is engaged in a practice known as “scalping” or “frontrunning.”

A Numeric Employee or family member residing in that employee’s household or person or entity over which the employee has control (the “Related Person(s)”) may not engage in the practice of purchasing or selling stock before a buy or sell recommendation, as the case may be, is made to a non-discretionary Client or Numeric takes action for Clients for which it has investment discretion.  Such activities put Numeric and its Employee in a conflict of interest and give the Employee or the Related Person an advantage at the Client’s expense.  Limited exceptions may be granted for liquid securities where the Employee is selling or selling a non-material number of shares.  Any trades undertaken for an Employee’s own account, for the account of Numeric, for the account of any non-Numeric Client or for a Related Person must be done so as not to disadvantage a Numeric Client in any way.  This means that all Numeric employees and their Related Persons must generally wait to trade a security until all trading in that security for all Accounts and Clients is completed, although in some cases it may be appropriate to aggregate a personal or a Numeric trade with Client trades (see Section IIIA).  If all Client trades are not completed before a Numeric employee or Related Person trades, the antifraud provisions of the Advisers Act may be violated.

F.	UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-À-VIS OTHERS

A Numeric Employee who handles one or more Clients may be faced with situations in which it is possible to give preference to certain Clients over others.  Employees must be careful not to give preference to one Client over another even if the preferential treatment would benefit Numeric or the Employee.

For example, an Employee should not (i) provide better advice to a large, prestigious Client than is given to a smaller, less influential one, (ii) give sale advice to one Client ahead of another, or (iii) direct securities of a limited supply and higher potential return to particular Clients because they generate larger fees for Numeric.

As in other instances, the fiduciary duty of an Employee to a Client must govern the employee’s actions in each situation and the extent of the fiduciary duty of an Employee to a Client is determined by the specific relationship between the parties and the reasonable inferences to be drawn from the relationship.  In the absence of express or implied agreements between the parties, usage and custom should be used to determine how an Employee should discharge his or her duty.  Each situation should be examined closely to determine whether the Client has consented to the Employee’s actions favoring another Client and whether the resulting relationship with the Client which was not favored is fair and consistent with the securities laws.  If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty.  If a question arises about any action that may give rise to a conflict of interest involving preferential treatment of one Client over another, an Employee should consult the Compliance Officer prior to taking any such action.

G.	DEALING WITH CLIENTS AS AGENT AND PRINCIPAL

Section 206(3) of the Advisers Act addresses specifically two conflict of interest situations:  sale and purchase of securities to and from a Client either as a broker for another person or as a principal for the account of the adviser.  Section 206(3) makes it unlawful for an investment adviser “acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction.”

Thus, Section 206(3) requires that employees involved in the situations where Numeric is buying or selling securities from a Client or where Numeric acts as a broker-dealer for a non-Client in a transaction with a Client disclose to the Client the capacity in which Numeric acts and obtain the Client’s consent.  Disclosure under Section 206(3) must be in writing.  Numeric must, under Section 206(3), disclose to the Client its capacity, its profits (if it acts as principal) and its commissions (if it acts as agent for another).  These types of transactions can be particularly troublesome under applicable laws and must not be entered into without prior consultation with the Compliance Officer.

H.	WORKPLACE COMMUNICATION AND COMPUTER USAGE POLICY

Set forth below is Numeric’s policy regarding workplace communications and computer usage.  This policy applies to all employees of Numeric.

Numeric provides all Employees access to Numeric Technology, including by way of example only, computer networks, network connectivity programs and devices, software products (including highly confidential and proprietary business products owned by Numeric), laptop computers, personal digital assistants and the telephone system.  The Numeric Technology exists to support and facilitate Numeric business and the use of these resources should be limited to work-related purposes.  Every employee who uses Numeric Technology (including programs and devices enabling remote connectivity to or from Numeric’s computer networks, and the voicemail and email systems) is responsible for ensuring that all communications and usage are professional, businesslike and in the interest of Numeric.  In this regard, all employees of Numeric are reminded that they are bound, legally and contractually, to keep Numeric Confidential Information --

including, among other things, Numeric-created computer databases, simulations and models predictive of the behavior of various segments of the securities markets -- in strictest confidence at all times and never to misappropriate them for any non-Numeric use.

Numeric understands that communications on its communication systems may be transmitted to and stored in several different computers on the way to their destinations, and that many people, both within Numeric and in the outside world, may be able to read an Employee’s email and other documents on the system.  Accordingly, before sending electronic communications to Clients and other business contacts, Employees are instructed to consider whether the matter is so confidential or sensitive that it should not be transmitted electronically without permission, encryption, or both. In a related vein, Employees are reminded that, if they make use of the system for personal communications or to store personal files despite Numeric’s restriction on such activity, such Employees cannot expect them to be private.  In addition, Employees are informed that it may become necessary for Numeric, in the course of its legitimate business activities, to access documents and information contained within the systems.

Access to Numeric Technology

Safeguarding Numeric’s Property

Employees are instructed to never access or transmit to or from Numeric Technology, whether from within or remotely from outside Numeric, unless they are utilizing programs, devices and protocols specifically approved by Numeric for this purpose.  Employees must also never access or transmit Numeric Confidential Information, whether within or outside the Company, unless utilizing programs, devices and protocols specifically approved by Numeric for this purpose.  The transmission of Numeric Confidential Information to non-Numeric computers systems, laptops, remote connectivity or storage devices is strictly forbidden except with senior management’s express permission.  Similarly, the transmission of Numeric Confidential Information to non-Numeric internet or intranet sites or any other remote storage locations is strictly forbidden except with senior management’s express permission.

No Guarantee of Personal Privacy

Employees are reminded that all computer equipment, connectivity devices, passwords, software, files, documents, email and instant messages are the property of Numeric.  Numeric reserves the right to access email and any other documents and files produced or stored on Numeric computers or disks when it determines, in its sole discretion, it has a legitimate business purpose for doing so.

The telephone, voicemail system, all voice messages, beepers and beeper messages are also the property of Numeric.  Numeric reserves the right to access any employee’s conversations and voice messages when it determines, in its sole discretion, it has a legitimate business purpose for doing so.

Due to the nature of electronic communications in general and because Numeric reserves the right to access, for legitimate business reasons, any and all documents, messages or other information maintained in its communication systems, employees of Numeric should not expect that any information created or maintained in the system is private, confidential or secure.  As noted above, Numeric reserves the right to monitor the communication of individual employees in its sole discretion.

Archiving of Emails and Instant Messages

Numeric is required to maintain records of certain workplace communications.  In order to facilitate the preservation of email records, Numeric has established a system for archiving all emails and instant messages sent to or from Numeric.  Employees should be aware that all emails and instant messages are being saved and may, subject to applicable law, be subject to review by Numeric’s officers and by regulators.  Employees are encouraged to use Numeric’s email and instant messages system only for Numeric business and to use their own personal email system/accounts for their personal communication.

Internet Access and Downloading

Ban on Unapproved Accessing and Transmitting to and from Numeric

Employees are prohibited from accessing or transmitting to or from Numeric Technology, whether from within or remotely from outside the Company, unless they are utilizing programs, devices and protocols specifically approved by Numeric for this purpose.  Employees are also prohibited from accessing or transmitting Numeric Confidential Information, whether within or outside the Company, unless utilizing programs, devices and protocols specifically approved by Numeric for this purpose.

Guidelines for Appropriate Internet Use

Delivery of email is not guaranteed.  Not only can email be lost or corrupted in transmission, but an error in even one character in an Internet address may prevent delivery or cause a document to be delivered to an unintended recipient.  Accordingly, in conducting Numeric business by email, employees shall observe each of the following guidelines.

•
Use email for distribution of materials containing Client information only with the Client’s permission or when the content is plainly not so confidential that interception would be harmful to the Client.

•
When considering email to transmit matter that plainly is confidential, take care that the Client has given permission with knowledge that security is not guaranteed or use encryption on the confidential matter, or both.

•
When guaranteed, on-time delivery is important, do not rely exclusively on email, unless such email is sent with a confirmation of receipt; secondary delivery medium with hard copy should be used as well for time sensitive information sent via email without confirmation of receipt.

•
When sending a message by email, do not assume that it will be received in a short time or even at all.  If delivery matters, telephone and check.  If it really matters, do at least what you would do with a fax: call ahead to alert the addressee that an important message is coming, and call afterwards for confirmation that it has been received and is readable.

•	If a Client wants to use email for something important or time-sensitive, ask the Client to observe the same practices.

•	Double-check the email addresses before sending emails.

In addition because documents transmitted by email can be altered inadvertently, sometimes in ways that can be hard to detect, employees must guard against transmission errors by proofreading carefully everything they send and receive and authenticating hard copies of documents that they send.

Ban on Inappropriate Internet Use

Employees should be aware that some material circulating on the Internet is illegal, for example, child pornography.  In a related vein, some Internet material is noxious and, if distributed unsolicited (either intentionally or accidentally) to fellow employees who object to such content, may subject both Numeric and the sender to civil liability.  Accordingly, each employee must never use Numeric’s system to download or access illegal, offensive, harassing, intimidating, discriminatory, obscene or other matter generally understood to be noxious to a civilized community.

In addition, some material circulating on the Internet is copyrighted or otherwise illegally distributed.  It is illegal to make or distribute copies without a license from the copyright owner.  Employees thus must never use Numeric’s system to download or access copyrighted or otherwise illegally distributed material.

Further, some material circulating on the Internet could damage Numeric’s computer system or interfere with others’ use of it.  Such material includes, but is not limited to, viruses and extremely large files consuming large amounts of memory, such as those containing graphics or animation.  Accordingly, employees should use caution and consideration when downloading Internet materials.

Additional Restrictions on Use

You must never use the computer (including but not limited to the email system) or voicemail system to create or send messages of a harassing, abusive, discriminatory, obscene, intimidating, or offensive nature, or messages that are otherwise prohibited by law or Numeric policy.  Numeric will respond to complaints of harassing or discriminatory use of its computer and telephone systems and discipline such inappropriate use.

Employees must also refrain from taking any of the following prohibited actions related to computer, software and telephone use:

•	Degrading any system in any way, such that access to the system by other users is prevented or interfered with.

•
Using another employee’s computer or telephone account (including accessing or intercepting email or voicemail or accessing documents stored by other employees) without the explicit permission of that individual or the System Manager.

•	Tampering with the operation of the Numeric computer systems (i.e., all hardware), software programs or telephone system.

•	Using the computer or telephone for commercial purposes other than Numeric business.

•	Inspecting, modifying or copying programs or data without the authorization of the owner or Numeric.

•	Allowing people outside of Numeric access to the computer or telephone systems without the explicit permission of system and network administration.

•	Removing computer or telephone equipment from the building without the prior authorization of the Numeric Systems Group.

Finally, Numeric employees are strictly prohibited from disclosing in chat rooms any confidential, proprietary, personal or business information related to Numeric, including but not limited to about its business, financial condition, Client or Client business, people or employment practices.  There are no circumstances under which employees of Numeric should gossip about Numeric matters outside of Numeric, including on-line.

Passwords

Each employee will create unique passwords to the computer and voicemail systems.  Numeric reserves the right to bypass such passwords and access the systems in its sole discretion.  At the same time, Numeric strongly recommends each employee keeps his or her passwords secret from other employees as well as from third parties.

U.S. Mail and Other Deliveries

Mail and other deliveries arriving at Numeric are assumed to be related to Numeric business.  To preserve the integrity of its business operation, Numeric reserves the right to access any incoming mail or other deliveries, in its sole discretion.  In particular, Numeric may open all mail delivered to an employee who is absent from the premises, whether due to vacation, sick time, leave time, business travel or otherwise.  Employees must never use the mail system to receive illegal materials at Numeric, or misuse the mail system in any way that is otherwise prohibited by law or Numeric policy.

Enforcement/Sanctions

All employees are expected to assist in the enforcement of this policy.  Any conduct expressly in violation of this policy or in any other way involving abuse or misuse of network privileges, software products, the telephone system or the mail may result in disciplinary action, ranging from suspension of network or telephone privileges or of access to software products, up to and including termination.  In addition, some misconduct prohibited by this policy may also constitute harassment or discrimination or may otherwise be illegal and will be treated in accordance with Numeric’s policies and the law regarding such misconduct.

I.	PERSONAL TRADING; TIMELY REPORTING OF TRADES

Personal Trading

Numeric and its associated persons should not conduct personal or firm proprietary trading to profit from the prior or intervening execution of Client trades recommended or executed by the adviser.  Numeric generally should not otherwise trade in securities for its own accounts contrary to recommendations made to Clients.

Set forth below are Numeric’s policies regarding personal trading.  These policies apply to all Numeric Employees (including all long-term (greater than 6 months) on-site consultants and interns, who have access to Numeric Systems).  The reporting and pre-approval requirements set forth in this policy do not apply to directors of Numeric or its parent companies who are not also employees of Numeric because they are not involved in, and do not have access to, the investment decisions made by Numeric for Clients.

Employees have a fiduciary responsibility to put Clients’ interests ahead of the interest of their own accounts.  Accordingly, this requires that any trades which Employees undertake for their own account, or for the account of any non-Numeric Client, must be done so as not to disadvantage any Numeric Client and not to interfere with Client portfolios in any way.  Any Employee trading activity should be entirely segregated from and have no impact on the investment process Numeric performs for Clients.  Actual or perceived conflicts of interest and front-running should not take place and personal trading activity should be kept to a minimum.

For the purposes of this chapter, except as specified to the contrary, a “reportable security” does not include:

•	shares of open end mutual funds (but only so long as Numeric has no open-end funds as Clients)

•	money market funds

•	direct obligations of the United States government

•	bankers acceptances

•	bank certificates of deposit

•	commercial paper and high quality short-term debt instruments, including repurchase agreements.

The term “reportable security” does include all securities other than those enumerated above, specifically including:

•
 public or private partnerships and other entities formed for the purpose of purchasing real estate or securities for investment and other pooled investment vehicles (including hedge funds, venture funds and the like)

•	exchange traded funds (including, for example, iShares)

•	obligations of any state or local government (e.g., municipal bonds and 529 education savings plans)

•	closed end mutual funds.

Numeric actively discourages personal trading of reportable securities or derivatives by persons covered by this policy to the extent that there could be a conflict of interest with Client accounts.  Such trading exposes Numeric and its Employees to additional risks for which there exists no compensation.  It also might provide a distraction from managing Client assets.  For these reasons, Employees are encouraged to minimize the amount of trading of securities or derivatives in any Covered Accounts (i.e., securities trading accounts in which the Employee has any direct or indirect beneficial ownership interest) including those:

•
of immediate family members sharing the same household including the following persons: spouse, child, step-child, parent, step-parent, sibling, mother-in-law, father in-law, daughter-in-law, son-in-law, adoptive relationships, and any other relationship which Numeric’s Compliance Officer determines could lead to the possible conflicts of interest or appearances of impropriety which this policy is intended to prevent; or

•
where the Employee exercises any degree of control or has an economic interest including but not limited to: trusts, estates, investment clubs, charitable organizations, or any other account if acting as authorized agent or portfolio manager.

The following rules of conduct related to personal investing activities apply:

•	An Employee shall not take advantage of business and Client information in the Employee’s private affairs.

•
An Employee shall avoid becoming so closely involved with a Client or supplier of Numeric privately that there is a risk of price-sensitive/insider information being communicated or of inappropriate mixing of business and private interests.

•	An Employee may not execute any transaction further to or in anticipation of orders on behalf of Accounts and/or Clients.

•
After placing an order for a transaction in reportable securities or open end mutual funds, or the execution of such an order, an Employee may not place an order for the same or similar securities that is the reverse of such a transaction within the subsequent  six trading days.

•
An Employee may not sell, assign or otherwise trade in any stock for a period of 60 calendar days following the receipt of a stock option for such stock by the Employee, and for a period of 60 days following the exercise of such stock option without obtaining written approval in advance from the Compliance Officer.

•
An Employee may not profit from a transaction (in reportable securities or open end mutual funds, other than mutual funds that invest only in cash or near cash instruments and/or debt securities) for the same or similar securities that is the reverse of such transaction within 60 calendar days.

•	Employees shall avoid any inappropriate mixing of business and private interests or reasonably foreseeable appearance thereof.

Any profits realized by an Employee in contravention of the foregoing principles, will be required to be disgorged.  The Compliance Officer may make an exception to this requirement for severe and extenuating circumstances.  Profits disgorged by Employees shall be credited to Client accounts affected by the improper activity. If, however, the Compliance Officer in his discretion determines that the amount disgorged would be immaterial from the perspective of an affected Client’s account, Numeric may opt to donate such disgorged profits to charity.

Employees must obtain prior approval from Numeric’s Compliance Officer to execute transactions in reportable securities other than ETFs, municipal bonds or 529 education savings plans. Employees are prohibited from trading the security until the Compliance Officer gives pre-approval in writing (which may include email).  Employees should send the specifics of the proposed trade to the Compliance Officer by email.  After the Compliance Officer checks current trading of the security with Numeric’s trading desk, he will approve or deny the request.   If approval to execute a personal security transaction has been granted, the Employee may trade the security as long as the Trading Procedure below is adhered to.

Approvals for purchases of securities requiring pre-approval (including securities in an initial public offering or a private placement) are generally not granted.  Approval for liquidations of existing positions will generally be granted, provided that the security or derivative is not currently being contemplated for purchase or sale for Clients’ accounts.

For rights allocated to an Employee in a rights issue, approval for liquidation will generally be granted.  If a sale of these rights is contemplated for Clients’ accounts, the Employee’s rights will have to be sold at the last available trading day for the rights.

Trading Procedure

Employees should execute pre-authorized trades on the same or the next business day after authorization was granted.  Multiple trades of the approved transaction may be executed during this period of time without additional pre-approval.

Employees who have any doubt about the reporting, timing, feasibility or any other element of a personal securities transaction must seek clarification from the Compliance Officer before executing the trade, even after being authorized. Any uncertainty about the rules and regulations will require that the individual shall not execute the trade.  Misinterpretation of the rules is no excuse for non-compliance. If Numeric decides to trade in a security for which an Employee has been granted pre-authorization to trade within the subsequent five trading days after the day the security was initially traded by the Employee, the Compliance Officer will require the Employee to (1) disgorge any profit from the trade to the affected Client accounts or (2) give up the profits from that trade to Numeric, to be contributed to a charitable organization of Numeric’s choosing.  Profit is defined as the difference between the Employee’s per share execution price and Numeric’s per share average execution price, multiplied by the number of shares executed in the Employee’s trade.

Reporting

Initital / Annual Reporting

 Employees must provide the Compliance Officer with a statement of all reportable securities holdings in all personal or Covered Accounts at the commencement of employment at Numeric (within ten 10 days of becoming an employee, current as of a date no more than 45 days prior), and as of December 31st every year thereafter (current as of a date no more than 45 days prior).  A copy of Numeric’s current form for these reports is attached to this Manual as Exhibit B.

Quarterly Reporting

Employees must provide Numeric’s Compliance Officer with quarterly summaries showing all trades of reportable securities executed (and any related corporate actions affecting an Employee’s holdings) during the preceding quarter.  These reports are reviewed by the Compliance Officer within 30 days of the end of each quarter.  Accordingly, Employees are requested to provide their reports to the Compliance officer within 15 days of the end of the preceding quarter.  Employees must provide written confirmation of all trades or other acquisitions or dispositions of securities to Numeric’s Compliance Officer along with the quarterly report.  For convenience, it is recommended that Employees instruct each broker, bank or other financial institution in which the Employee has a Covered Account to provide Numeric with duplicates of all trade confirmations and all account statements on a monthly/quarterly basis.  Employees are also required to report transactions in securities issued by non-publicly traded companies and private funds.

Employees must also certify that all trades made by the Employee or any other transactions in any securities were disclosed to Numeric and were made in conformance with all procedures as specified in this Manual. A copy of Numeric’s current form for these reports is attached to this Manual as Exhibit A.

Frequently Asked Questions

Below are answers to some frequently asked questions (FAQ) about this policy.  This FAQ is a summary only and is qualified in its entirety by the preceding narrative.

Who is subject to Numeric’s Personal Trading and Reporting policy?
All Employees and long-term consultants and interns, as well as their family members sharing the same household.  The policy also applies to trusts, estates or other entities over which a person covered by the policy has control or an economic interest.
Non-employee directors are not subject to the policy.

Do securities transactions require pre-approval by the Compliance Officer?
Yes.  Except for transactions in the security types described below, the Compliance Officer must provide approval in writing before a transaction may be executed.  To avoid confusion, please be aware that this includes transactions in, among other things, private partnerships, hedge funds, venture funds and other pooled investment vehicles that are not registered under the federal securities laws or traded on a recognized exchange.
Securities for which pre-approval is not required include:
• open-ended mutual funds (so long as Numeric continues not to have any open ended mutual fund Clients),

• Exchange traded funds (ETFs) (so long as Numeric does not trade ETFs for Client accounts)*

• Municipal bonds*,

• 529 education savings plans*,

• money market funds,

• U.S. government obligations,

• other high quality, short term debt instruments.

* Although pre-clearance is not required for trading in ETFs, municipal bonds or shares in 529 education savings plans, trades in those securities must be included on holdings and trading reports described below.  Holdings and transactions in other securities excluded above are not required to be included on such reports.

How quickly must trades be completed after pre-approval is obtained?	Pre-approved trades may be executed only on the day pre-approval is obtained and the next trading day.

What rules apply to securities transactions that do not require pre-approval? What is the consequence of a violation of the rules?
• For six days after placing an order (or its execution), whether long or short, an Employee may not place an order for the same or similar securities that is the reverse, whether short or long, regardless of whether the second transaction results in a profit. Violation of this rule could result in disgorgement of profits or other sanctions.

• Employees may not execute any securities transaction that is the reverse of a prior transaction conducted within a sixty (60) calendar day period if that transaction will result in a profit.  This restriction does not apply to transactions that will result in a loss.  Violation of this rule could result in disgorgement of profits or other sanctions.

What rules apply to securities transactions that do require pre-approval? What is the consequence of a violation of the rules?
• After placing an order for a transaction or the execution of such an order, an Employee may not place an order for the same or similar securities that is the reverse of such a transaction within the subsequent six trading days, regardless of whether the transaction results in a profit.  Violation of this rule could result in disgorgement of profits or other sanctions.

• Employees may not execute any securities transaction that is the reverse of a prior transaction conducted within a sixty (60) calendar day period if that transaction will result in a profit.  This restriction does not apply to transactions that will result in a loss.  Violation of this rule will result in disgorgement of profits or other sanctions.

• In addition, if Numeric trades a security within five (5) trading days of a pre-cleared trade, the Employee may be required to disgorge the excess performance, if any, of the pre-cleared trade over any trades in the same security for Numeric’s Client accounts.

What is required to be reported?
Initial Report / Annual Report:  Within 10 days after becoming subject to the policy and thereafter as of each December 31, a report must be submitted listing holdings of securities covered by the policy.  The holdings list shall be as of a date within 45 days prior to the date the person became subject to the policy.
Quarterly Reports.  Quarterly reports showing transactions in securities covered by the policy. These reports are reviewed by the Compliance Officer within 30 days of the end of each quarter.  Accordingly, Employees are requested to provide their reports to the Compliance Officer within 15 days of the end of the preceding quarter.
Trade Confirmations / Reports.  Trade confirmations for pre-cleared trades (including private securities transactions) must be submitted to the compliance group promptly after the settlement of the trade.
Forms of these reports are attached as Exhibits to this Manual.

J.	EMPLOYEE’S RESPONSIBILITY TO KNOW THE RULES AND COMPLY WITH APPLICABLE LAWS

Numeric’s employees are responsible for their actions under the law and therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them.  It is the policy of Numeric to comply with all applicable laws, including securities laws, in all respects.  Each Employee must promptly report any violation of the Code of Ethics of which he becomes aware to the Compliance Officer, regardless of whether the violation was committed by the Employee or another Employee.  The Compliance Officer shall consider whether it is appropriate to protect the confidentiality of the identity of an Employee reporting a violation by another Employee.  It is the strict policy of Numeric that no Employee shall be subject to any form of retaliation in connection with reporting a violation of the Code, and any person found to have engaged in retaliation may be subject to dismissal or other sanction.

Employees must certify in writing on an annual basis that they have read and understood this Manual, that they will conduct themselves professionally in complete accordance with the requirements and standards described here and that they are not aware of any violations of the Code during the prior year.  A copy of Numeric’s current form of compliance certificate is attached to this Manual as Exhibit C.

Additional Employee Responsibilities

•	Report knowledge of any violations to the Compliance Officer.

Employees have an obligation to report to the Compliance Officer any knowledge they have of violations of this Manual or violations of any other applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing Numeric’s professional, financial, or business activities.  Failure to report knowledge of any violation will be considered a violation and will potentially subject the employee to immediate dismissal.

  Report Client Complaints.
Client complaints must be promptly reported to the Compliance Officer.

•	Report Broker’s Investigation or Sanctions.

Employees must promptly inform the Compliance Officer when they receive information that a broker with whom Numeric does business has its license revoked or is subject to an investigation that could lead to its license being revoked.

K.	DESIGNATION OF AND RESPONSIBILITIES OF COMPLIANCE OFFICER

Steven M. Smith shall serve as Numeric’s Chief Compliance Officer (the “Compliance Officer”) until such time as a new Compliance Officer is appointed by Numeric’s Chief Executive Officer.  In his absence, Kristina I. Eisnor shall be the acting Compliance Officer.  It will be the responsibility of the Compliance Officer to oversee the enforcement of the matters described in this Manual and to educate employees of their responsibilities herein.  The Compliance Officer will provide new employees with a copy of this Manual as soon as possible after they join the firm and, upon their request, of the Advisers Act and other applicable laws and regulations.  The Compliance Officer shall conduct training for new and existing employees on the provisions and requirements of this Manual from time to time as the Compliance Officer determines to be appropriate.

With the assistance of the compliance staff, the Compliance Officer will be regularly available for Employee consultation and will promptly return phone calls and emails from Employees.  The Compliance Officer is responsible for staying current with significant new legal developments in the area of financial advisory services, fiduciary responsibilities, and insider trading and to convey such developments to Numeric’s employees.  As part of his duties, the Compliance Officer, together with other members of the compliance staff, shall conduct a review in accordance with Section 206(4)-7 of the Advisers Act, including a review of this Manual, no less frequently than annually.  The review shall include consideration of any compliance matters that arose during the prior year, whether the existing policies have proven effective and any changes in the business activities of Numeric and any changes in the Advisers Act and related regulations that might necessitate revisions to the Manual.

The Compliance Officer will review all employee trading reports in a timely manner to identify any violation of the Code’s approval procedures and any improper trades or any patterns of trading (including achieving execution or results which differ materially from the execution or results obtained for Clients) which suggest that an Employee may be engaging in abusive practices, and take such action as he or she deems necessary to obtain compliance with the policies set forth in this Manual and with applicable laws provided, however, that the trading report of the Compliance Officer shall be reviewed by the Chief Executive Officer of Numeric.

L. DRUG AND ALCOHOL POLICY

1.           Introduction

It is the goal of Numeric to provide for all of our employees a workplace that is free of drug and alcohol abuse.

Numeric believes it to be critical that Numeric and Employees share a commitment to a safe and healthy work environment. An employee who abuses drugs or alcohol poses a serious threat to his or her own well-being, to that of fellow employees and to the general public.  For the safety of the Employees and of others, Numeric and each Employee must be able to depend on each other to report for work and to perform our duties free of alcohol and illegal drugs.

This policy applies to all Employees.

This policy does not in any way constitute, and should not be construed to create, a contract of employment or a promise of employment between an Employee and Numeric.  It is merely a guide to some of Numeric’s policies and procedures as of the date set forth below.  Numeric reserves the right to depart from, interpret, update, modify, amend and/or rescind the policies and other matters described herein from time to time in its sole discretion without prior notice.

2.           Voluntary Self-Referral for Treatment

Numeric strongly encourages any Employee with a drug or alcohol problem to seek treatment before his or her job is jeopardized.

In Numeric’s sole discretion, it may grant a leave of absence and reinstatement to any Employee who voluntarily seeks treatment in a residential drug or alcohol treatment program prior to violation of this policy.  Among other things, evidence of successful completion of the program and the Employee’s written commitment to remain drug and alcohol-free and to continue his/her participation in any recommended follow-up treatment will be required as a condition of continued employment.

3.           Definitions

As used in this policy, the term “drug” means any controlled substance listed on Schedules I through V of the federal Controlled Substances Act.  Controlled substances include, for example, narcotics such as codeine and heroin, depressants such as barbiturates, stimulants such as cocaine and amphetamines, hallucinogens such as LSD and PCP and cannabis (marijuana).

An “illegal drug” is any controlled substance that cannot be obtained legally (such as LSD) or that, although available legally (by prescription), has been obtained illegally.

In other words, “illegal drugs” include not only “street” drugs, but also prescription drugs that have not been lawfully prescribed for the individual.

A “distribution” includes sale, purchase and any other form of transfer or attempted transfer.

4.           Prohibitions

 (a)           Alcohol and Illegal Drugs

Employees are prohibited from manufacturing, distributing, dispensing, possessing, or using illegal drugs, in any amount, while on Numeric premises or while at work or on duty.  In addition, employees are prohibited from reporting for work or performing any work for Numeric, whether on or off Numeric premises, while abusing or under the influence of any drug, illegal drug, or alcohol, or having measurable traces of any illegal drug in his or her system.  Violators of this policy may be subject to immediate discipline, up to and including termination.

 (b)           Prescribed and Over-the-Counter Drugs

This policy does not prohibit Employee use of legally-prescribed drugs, consistent with appropriate medical treatment plans, provided that use of such drugs does not impair the Employee’s ability to perform safely and effectively.  Any Employee using prescription medication that could impair the Employee’s safety or job performance must report the use of such medication to Numeric prior to performance of such employee’s duties.  The Employee may be required to provide Numeric with a copy of the prescription and/or other medical verification.  If the Employee is unable to perform his or her job duties safely and effectively while taking a prescribed medication, the Employee may be reassigned or, if no suitable position is available, placed on leave of absence.

The distribution of a prescription drug by one Employee to or from another is prohibited.

Employees are also prohibited from using or reporting to work under the influence of or impaired by any over-the-counter (“OTC”) drug that could impair the Employee’s safety or job performance.  An exception is made in the case of an OTC drug taken as directed on the instructions of a physician, which drugs will be treated like prescription drugs for purposes of this policy.

III.PORTFOLIO MANAGEMENT

A.	TRADE AGGREGATION AND ALLOCATION POLICY AND PROCEDURES

Trade Aggregation and Allocation Policy and Procedures

Our basic fiduciary obligations, as described in Section II.A. above, underlie our obligations to Clients when we trade for their accounts.  With those obligations in mind, we have established the following policies and procedures for the aggregation and allocation of trades.

Aggregation and Allocation of Requested Trades

1.	Establishment of Trading Threshold

Numeric’s Investment Committee frequently reviews trading activity reports to evaluate trade completion rates and market impact of the firm’s trading at various volume levels.  Through these analyses, the Investment Committee periodically establishes a “Trading Threshold”, which represents a percentage of predicted average daily trading volume of a security.  Changes to the Trading Threshold are communicated to the Head of Trading, who is a member of the Investment Committee.

2.	Aggregation and Allocation

(a)
In general, it is advantageous from the perspective of Numeric’s obligation to achieve “best execution” to aggregate all same-day orders for a security.  However, it is understood that circumstances will arise in which aggregation is not practicable.  Subject to the general principles and exceptions described below, Numeric has established the following policy:

i.	When same-day orders for a security are at or above the current Trading Threshold, such orders will be aggregated among all accounts trading in such security.

ii.
When same-day orders for a security are below the current Trading Threshold, Numeric’s traders will seek to aggregate orders among accounts trading in such security, if possible.  However, in such cases, it is expected that exceptions will often arise with regard to such orders.  Accordingly, aggregation will not be specifically required in those cases.

(b) Aggregated orders participate pro rata based on relative order sizes in each execution, each participating account receiving the average share price and sharing proportionately in the costs of the trade.  However, accounts that are underweight or overweight in the security subject to an aggregated order (by reason of an inflow, outflow or otherwise) will receive allocations until their weighting in such security becomes equal to that of its peer accounts.  The average price to all accounts participating in an aggregated order is the same, regardless of whether one account receives a non-pro rata allocation.

3.	General Principles and Exceptions

(a)
The majority of orders each day are submitted for trading at or prior to the start of the trading session.  However, from time to time, orders are changed or submitted after the start of the trading session.  Orders changed or submitted after the start of the trading session may, or may not, be aggregated with other trades depending on the circumstances, such as timing of the order, the day’s trading volume (actual and expected) and other such factors.

(b)
Trading in round lots is often advantageous from a price and execution perspective.  However, round lot executions may not be possible to split exactly pro rata among accounts participating in an aggregated order.  This will result in non-pro rata allocations from time to time.

(c)	Other circumstances and conditions, including without limitation the following, may from time to time result in exceptions to the trade aggregation and allocation policy:

(i)	Client-specific regulatory or security restrictions and limitations with regard to the ability of certain accounts to participate in “new issues”;

(ii)	Trades subject to price bands and limit orders on algorithmic trades;

(iii)	Significant differences between expected and actual trading volume in an order subject to volume constraints (e.g., VWAP);

(iv)	The need to re-balance an account to maintain compliance with exposure limits (e.g., sector, country, etc.);

(v)	Client-imposed brokerage restrictions; and

(vi) Client investment and redemption related flow activity.

IPO Allocations

Set forth below are Numeric’s procedures with regard to participation by Clients in new issues, or initial public offerings (“IPOs”).

FINRA Rule 5130

As a result of restrictions applicable to broker-dealers under FINRA Rule 5130, Numeric is prohibited from purchasing shares in IPOs for accounts of Clients that are deemed to be “restricted persons” within the meaning of the rule.  Numeric seeks to ascertain whether a Client is a “restricted person” at the inception of the Client relationship.  Periodically thereafter (and at least as frequently as required by the rule), Numeric requests that its Clients re-certify, or amend, their status as restricted persons, in accordance with the rule.  This re-certification may be obtained through the use of a “negative consent” process.

Eligibility to Participate in IPOs

Separate account Clients and commingled funds that are permitted to participate in IPOs are assigned to trading allocation groups.  When Numeric participates in an IPO that is appropriate for a group of Client accounts, IPO shares are allocated among all of the Clients in the allocation group such that allocations are pro-rata, subject to any exceptions in Numeric’s allocation and aggregation policy and the procedures described below with regard to commingled funds.

Commingled Fund IPO Allocations

For our commingled funds, profits and losses from IPOs are allocated to investors in share classes specifically designated as eligible to participate in IPO or otherwise have in place provisions for allocating IPO income, gain and loss away from investors that are not eligible to participate in IPOs.  Such allocation is done in the same manner as allocation of other profits or losses, except for certain classes of shares that are permitted a de minimis (10%) participation in profits and losses from IPOs.  For our commingled funds to be eligible for participation in new issue allocations, at least 75% of the individual fund assets must be fully eligible to participate in IPOs.

Compliance Review

The application of the foregoing policies and procedures will be subject to review by the Compliance group on a periodic basis.  Such review may include forensic performance dispersion analysis and the review of a random sample of trades, including a random sample of exceptions to either confirm that the exceptions fall within those enumerated within Section 3(c) above or to identify any exceptions that do not fall within those enumerated in Section 3(c) above.  The Compliance Officer will discuss with the Head of Trading and document in a log all significant deviations from the foregoing policy revealed by the testing procedures.

B.	ADVISORY CONTRACTS, CONSISTENCY WITH CLIENT OBJECTIVES AND RESTRICTIONS AND LEGAL MANDATES

Advisory Contracts.  The Advisers Act does not require written advisory contracts.  Rather, it prohibits certain elements from being included in advisory contracts and prohibits advisers from entering into any agreement that fails to include certain provisions.6

Numeric requires a written advisory agreement for all Clients, which may be included within another contract, such as a limited partnership agreement, or an operating company agreement.  An officer or manager is responsible for executing a contract for each of Numeric’s discretionary accounts after determining that the contract meets all legal requirements.  A fee schedule must be included in each executed contract.

At the commencement of a Client relationship, Numeric should obtain any documents relevant to each account, including trust or other agreements and powers of attorney, as applicable.  Numeric’s policy is to attempt to obtain and maintain such supporting Client documentation for each Client relationship.

Portfolio Monitoring.  It is essential that each Client’s portfolio conform with the Client’s investment objectives as well as with any specific investment restrictions or limitations imposed by the Client.  Such restrictions and limitations may be contained in a Client’s advisory agreement or other communication between Numeric and the Client, or applicable law.  Any changes to such restrictions or limitations should be made in writing or, if permitted by the terms of the applicable advisory contract, orally.  Oral changes should be documented by a Numeric representative and attached to the Client’s file.

The portfolio manager in charge of the Client account has primary responsibility for ensuring consistency between the portfolio and the applicable objectives, guidelines and restrictions.  Portfolio managers should use software tools, if possible, to assist in tracking and monitoring portfolios, and should work with Employee traders to put in place procedures to prevent violation of such investment restrictions or limitations (such as automatically blocking a short order for an account that does not permit short selling).

6           Statutory requirements for advisory contracts:

•	Section 205(a)(1) - contracts that provide for compensation based on a share of capital gains upon or capital appreciation of a Client’s funds or any portion of the funds are generally prohibited;

•	Section 205(a)(2) - contracts must contain a provision prohibiting assignment without Client consent; and

•	Section 205(a)(3) - advisers organized as partnerships must notify Clients of any change in the membership of the partnership within a reasonable time after the change.

A portfolio manager must review each account under its management no less frequently than quarterly for consistency with the applicable objectives, guidelines and restrictions and portfolio performance, as well as other relevant items.  The nature and frequency of review varies by type of account.  The Compliance Officer periodically may review selected Accounts to ensure compliance.  Relevant portfolio policies may be found in: (i) fund offering documents; and (ii) private account documentation.

Portfolio managers should also familiarize themselves with applicable regulations for short sales, margin and the use of commodities, and should review portfolios which utilize such techniques for compliance with any such regulations as part of the quarterly review.

Rule 105 of Regulation M

Rule 105 of Regulation M, promulgated by the SEC, prohibits participation in secondary security offerings in the United States if the security has been sold short in any of our accounts during the “restricted period”, which is the shorter of the period (a) beginning 5 days before the pricing and ending on the pricing date or (b) beginning with the filing of the initial registration statement and ending on the pricing date.  The rule does not prohibit participation in a secondary offering if prior to the commencement of the restricted period, a short position was held, even if a net short position is carried forward into the registration period.  If additional shares are sold short during the restricted period, however, participation is prohibited.  The procedure below should be followed before participating in any US secondary offerings.

•	The trading desk will check the historical trade files to see if Numeric has shorted the relevant security during the previous 5 trading days for each offering.

•
If Numeric has shorted the security within the previous 5 trading days, the trading desk will determine eligibility based on the filing date.  If the trading desk determines that we are eligible based on the filing date, they will ask the compliance group to review and make the final determination.

•	Once eligibility is confirmed, and the portfolio managers have expressed an interest, the trading desk will send a note to the compliance group confirming our participation.

•	As part of its annual review of policies and procedures, the compliance group will randomly select and review participations to verify that the appropriate due diligence is being performed.

 Client Clearance.  Client-facing personnel shall advise the Compliance Officer of the state of residence of each new Client, so that the Compliance Officer may monitor

Numeric’s state notice filing obligations.  If no further state filings are required, the Compliance Officer shall advise the personnel that an advisory contract may be executed.  If a state filing is required, the Compliance Officer will file an annual amendment to Form ADV, Part 1 on IARD and pay the applicable state filing fee.  Once the filing is complete, the Compliance Officer will advise the Client-facing personnel that Numeric may execute an agreement with the prospect.

Recordkeeping.  The Compliance Officer is responsible for maintaining the signed originals of all investment advisory contracts in accordance with Rule 204-2.

C.	BROCHURES

Brochures.  Under Rule 204-3(a), advisers must provide all current and prospective Clients with a written disclosure statement (i.e., the Brochure), which can be either Part II of Form ADV or a written document containing at least the information required by Part II of Form ADV.  The Brochure must be kept current, provided to prospective Clients, annually offered to existing Clients, and made available during SEC examinations.  The major purpose of the Brochure is to inform Clients of an adviser’s services, fees, business practices, possible conflicts of interest, and material business relationships with affiliates.  Note, the Brochure may be required to be filed in the states as well.

Delivery.  Rule 204-3(b) states:  “An investment adviser . . . shall deliver the statement required by this rule to an advisory client or prospective advisory client (i) not less than 48 hours prior to entering into any written or oral investment advisory contract with such client or prospective client, or (ii) at the time of entering into any such contract, if the advisory client has a right to terminate the contract without penalty within five business days after entering into the contract.”  Numeric’s Client contracts generally will contain an acknowledgement of delivery which, as maintained in Numeric’s books and records, may serve as proof of delivery.

Offer to Deliver.  An investment adviser must annually, “without charge, deliver or offer in writing to deliver upon written request to each of its advisory clients” its Brochure.  Rule 204-3(c)(1); Rule 204-3(c)(2).  If a Client requests the Brochure based on the annual offer to deliver, the Brochure “must be mailed or delivered within seven days of the receipt of the request.” Rule 204-2(c)(4).

Policy.  It is Numeric’s policy to provide current and prospective Clients with Part II of Form ADV as its Brochure.  Numeric will also offer or provide the Brochure to existing Clients annually by mail or email, by or before the second quarter of each calendar year.  The Chief Compliance Officer will coordinate the periodic review of Numeric’s Form ADV (including the Brochure) to ensure that it accurately reflects all information including advisory services provided.  All fees, including updates for any changes to fees, will be disclosed in the Form ADV and/or the prospectus or offering document of any investment company advised or managed by Numeric.  In addition,

Numeric includes a summary of its Proxy Voting Policies and Procedures in its Brochure to comply with certain provisions of Rule 206(4)-6 (“Proxy Voting Rule”).  To ensure that all disclosures are accurate, the Compliance Officer will review Form ADV, including the Brochure: (1) at least annually; (2) upon any material change in business, services, personnel, or operations; and (3) upon any amendment to Form ADV or other applicable law or rule which might require additional or amended disclosure

D.	PROXY VOTING

Numeric has a written proxy voting policy, which is the most current policy of the RiskMetrics Group, and related procedures which are intended to assure that Client securities are voted in the best interests of the Client, and which address material conflicts of interest that may arise between the investment adviser and its Clients.  While Numeric generally seeks to vote proxies, it may not do so in all instances.  Some countries preclude trading in securities as may certain issuers (e.g., “share blocking/re-registration”).  In any instance in which Numeric believes that voting proxies may impede the ability to trade a security, Numeric may elect not to vote the proxy.  All Employees involved in portfolio management and/or the voting of Client proxies must familiarize themselves with and adhere to this policy.   Numeric will furnish a copy of the full policies and procedures to Clients upon request.

E.	CLASS ACTION CLAIMS

Numeric’s separate accounts and commingled funds may from time to time receive, from a variety of sources, notices of class action lawsuits with respect to securities purchased or sold by such accounts or funds.  Numeric’s general policy is to participate in all class action suits in which one or more of such accounts or funds are eligible.  Nonetheless, Numeric may determine not to participate in a class action suit for any number of reasons, including, without limitation, if it determines that the anticipated out-of-pocket costs associated with any potential recovery are likely to exceed the amount of the potential recovery (e.g., because the account held relatively few shares of the security or the potential recovery is not expected to be significant) or if there is an intention to pursue legal rights outside of the class.

Generally, the custodians or prime brokers for the applicable Numeric account or fund forward pertinent information regarding each class action suit in which a Numeric account or fund may participate. Numeric may also receive from time to time notices of either the commencement or settlement of class action suits directly from the litigation firm or claims administrator involved in a class action suit.  In such circumstances, Numeric will contact the applicable custodian or prime broker to obtain trade information for each account or fund in the securities implicated by the class action suit during the relevant period.

 F.  TRADE ERRORS

Trade Errors.  Trade errors generally involve unintended actions directly related to a trade that represent a deviation from the standard of care an investment adviser owes to its Clients.  Examples include:  trading the wrong security for an account; trading the wrong quantity of a security; trading in the wrong account; trading in the wrong direction; or allocating securities to the wrong account.  Trade errors do not include good faith errors in judgment or intentional or willful misconduct.  Numeric’s policy with regard to the handling of trade errors is set forth below.

Internal Reporting of Trade Errors.  All trade errors must be reported to the Compliance Officer as promptly as practicable after discovery.   Such reports shall describe the error and shall set forth the amount by which any Client’s account was harmed or benefitted.

Resolution.  Trade errors must be resolved by the group or individual(s) responsible for the error as promptly as practicable.  Numeric may never use the account of one Client to correct an error made on behalf of another Client’s account.

Reimbursement.  If a Client’s account suffers a loss as a result of a trade error, such account will be reimbursed in full and for the amount of the loss, regardless of amount.  If a Client’s account recognizes a gain from a trade error, such account will typically be entitled to keep such gain, provided that it is not to the detriment of any other Client.

Notice to Clients.   Numeric will notify any Client whose account suffers a loss as a result of a trade error and will provide any additional notice that may be required pursuant to the investment management agreement with such Client. Written (including email) and oral notice are both acceptable, provided that oral notice shall be followed with a confirmatory writing.

Recordkeeping.  All trade errors will be documented with a final memorandum that will be maintained by the compliance group and must be reviewed by the Compliance Officer.   In addition, personnel on the errors@numeric.com email alias will be advised of any trade error that requires notice or reimbursement to any Client.  The Compliance Officer will periodically advise the Management Committee of any recent trade error activity.

Employees.  Employees who fail to report trade errors or follow the procedures set forth above may be subject to disciplinary action, up to and including termination.

G.  CROSS TRADES

In certain cases, it may make sense for two or more Clients Accounts to engage in a trade directly with each other.  Such cross trades can result in lower commission expenses and can favorably impact costs for each Client.  Cross trades require the prior written approval of both the Compliance Officer and each Client.  This is accomplished only after the Compliance Officer has agreement on the approach from the relevant Portfolio Manager(s).

For Accounts that are not ERISA Accounts, cross trades are subject to the policies set out in Section A of this Policy.  ERISA Accounts are subject to Section B of this Policy.

Section A:  Cross Trades for Non-ERISA Accounts

Numeric does not charge any commission or other fee in connection with facilitating a cross trade (although a fee may be charged by the executing broker), and any such trade should be conducted at the then current market price or another mutually beneficial price, such as the close or the volume weighted average price (“vwap”).  If the cross trade involves a mutual fund, the Compliance Officer will also determine whether the cross trade complies with Rule 17a-7 of the Investment Company Act.

The portfolio manager(s) has (jointly have (if more than one strategy is impacted)) final responsibility to ensure that cross trades are executed in accordance with the Client’s written approval.

Section B: Cross Trades for ERISA Accounts:

Eligible Accounts. Any cross trade for an Account consisting of “plan assets” and subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), will be subject to the terms of this policy with respect to the ERISA account or accounts participating in the cross trade.

Policy Statement.  Cross trades offer investors the opportunity to avoid transactions costs, both commissions and potential market impact associated with trading.  Cross trades also present the potential for conflicts of interest between Clients.  First, it is important to determine that the transaction is in the best interest of each Account separately, that each ERISA Account has consented to participate in cross trades and that each Account is eligible to do so under applicable regulations.  Numeric will receive no compensation from cross trades and Numeric’s services and fees will not be affected by the decision of any Client to consent to or to withhold consent to cross trading.

Client Consent. Each ERISA Account participating in a cross trade transaction must consent in writing to cross trades effected in compliance with these cross trading policies.  In order to assure that a cross trade is appropriate, each cross trade for each ERISA Account must be consented to separately in advance.  The consent must be obtained from a fiduciary to the plan.  The second ERISA fiduciary must also acknowledge in writing receipt of these procedures.  A form of consent is attached as Exhibit I.

Minimum Account Size.  Each ERISA Account participating in a cross trade must confirm in writing in advance of its participation in any cross trade that the ERISA plan or master trust has $100 million in plan assets prior to its initial participation in cross transactions.  Any ERISA Account(s) that wish to continue to participate in cross trades will be required to confirm their current assets once each calendar or fiscal quarter.   Failure to confirm or the absence of a confirmation as to asset size within the past quarter will render the fund or account ineligible to participate in cross trades until a new confirmation is received.  Accordingly, accounts that do not confirm their assets on a current basis will loose the opportunity to participate in cross trades.

Best Interest of Each ERISA Account. Each cross trade starts with a buy or sell decision made for each ERISA Account independently.  In each cross trade transaction, the reason for the cross trade will be indicated in a summary report to be filed with the compliance officer by the portfolio manager in the attached form (“Exhibit J”) with respect to each ERISA Account.  When one ERISA Account is buying and another is selling the same security, the typical reasons for doing so are:

A simultaneous divestment from a strategy – in whole or in part – by one or more current ERISA Accounts matched by a simultaneous investment made by an Account or multiple Accounts that will invest in the same strategy.  In this case the cross trade report will indicate “simultaneous exit and investment in a single strategy by different accounts”.

Other – in the event of a transaction in which another reason for the cross trade arises, that reason will be included in the cross trade report.

Payment. Securities bought and sold by means of a cross trade shall be paid for promptly and only in cash.

Customary transfer fees.  While no brokerage commission or fee will be paid, the ERISA Accounts participating in a cross trade may be charged customary transfer fees.   If such fees will apply, the ERISA Account will acknowledge them in writing.

The Price of the Security.  All cross trades shall be effected at the “independent current market price,” without the payment of any commission.

Independent current market prices will be determined in accordance with the provisions of Rule 17a-7(b) under the Investment Company Act of 1940, as amended.  The provisions of that Rule are set out below as follows.  For purposes of this paragraph the "current market price" shall be:

i)  If the security is an "NMS stock" for which transaction reports are collected, processed, and made available pursuant to an effective transaction reporting plan, or an effective national market system plan for reporting transactions in listed stocks, the last sale price with respect to such security reported in the consolidated transaction reporting system ("consolidated system") or the average of the highest current independent bid and lowest current independent offer for such security (reported by a national securities exchange or association) if there are no reported transactions in the consolidated system that day; or

ii)  If the security is not a reported security, and the principal market for such security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day; or

iii) If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ; or

iv) For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry.

Pricing Sources. Numeric will obtain the prices referred to above by reference to a recognized independent third-party pricing service (the “Pricing Service”).  Numeric will retain the source of the prices used and will print out those prices and will record them with the cross-trading record.

Allocation of Cross Trade Opportunities.  Numeric will allocate shares available for execution on a cross trade basis to ERISA Accounts as follows.

i)  Eligible sellers.  In order to be eligible to participate in a cross trade, the selling ERISA Accounts must be divesting from a strategy at a time when a new investor or new investors will be accepted by Numeric into that same strategy.  With respect to sales by means of a cross trade, priority will be given to exiting accounts that agree with Numeric to time their exit to coincide with the entry of a new investor or investors into the same strategy.

ii) Allocation amongst eligible sellers. In the event that multiple ERISA Accounts seek to exit simultaneously and the total market value of the securities to be sold exceeds the total amount of simultaneous new investment into the same strategy, the opportunity to sell on a cross trade basis will be allocated amongst exiting investors pro rata, based upon the relative size of their sell orders.  All Accounts participating in the trade will receive the same average price per share to the extent practicable.

iii)  Eligible purchasers. In order to be eligible to participate in a cross trade, the investing ERISA Accounts must be investing into a strategy at a time when a current investor is or current investors are exiting that same strategy.  With respect to purchases by means of a cross trade, priority will be given to investing accounts that agree with Numeric to time their investments to coincide with the exit of an existing investor or investors from the same strategy.

iv) Allocation amongst eligible buyers. In the event that multiple ERISA Accounts seek to invest simultaneously and the total market value of the securities to be purchased exceeds the total amount of securities to be sold simultaneously from the same strategy, the opportunity to buy on a cross trade basis will be allocated amongst exiting investors pro rata, based upon the relative size of their purchase orders.  All Accounts participating in the trade will receive the same average price per share to the extent practicable.

v) The desire to hold round lots may result in situations where Accounts level allocations are not exactly pro-rata.

Portfolio Manager.  The Portfolio Manager(s) has (jointly have (if more than one strategy is impacted)) final responsibility to ensure that cross trades are executed in accordance with the Client’s written approval.

Compliance Officer. The Compliance Officer is responsible for reviewing the investment manager's compliance with these Cross Trade Procedures and ERISA Section 408(b)(19)(H).  The Compliance Officer shall verify, at least annually, each Account that engaged in cross trades, and whether or not consents are on file for each such Account.

The scope of the Compliance Officer’s review will be to annually determine that these procedures are being followed by reviewing all quarterly reports and a sample of the individual cross trade reports so as to assure compliance with the substantive terms of this policy.

Client Reporting.  Promptly after each quarter in which a cross trade takes place for an account, the Compliance Officer will arrange for a written report to be sent to the fiduciary with respect to that account which will specify the cross trades effected, the prices paid and that no commission was charged to the account, except for cross trades that are approved in the particular instance by the Client and that may be reported upon earlier.  Each report will indicate that the fiduciary may revoke its consent to cross trades at any time.

IV.BROKERS, FUTURES COMMISSION MERCHANTS, DERIVATIVE COUNTERPARTIES AND PRIME BROKERS

A.	BROKERAGE POLICY

Best Execution.  When placing trades on behalf of a Client, Numeric has a fiduciary duty to seek to obtain the best execution possible for the Client.  While a primary criterion for all transactions in portfolio securities is the execution of orders at the most favorable net price, numerous additional factors may be considered when arranging for the purchase and sale of Clients’ portfolio securities.  These include restrictions imposed by the federal securities laws and the allocation of brokerage in return for certain services and materials described below.

Selection of the appropriate execution venue for a particular trade is one of the most important determinants of best execution.  To that end, Numeric will endeavor to ensure that it maintains access to a variety of options for trade execution.  These include traditional brokers, Electronic Communication Networks (ECN), Alternative Trading Systems (ATS), algorithmic trading venues, and any new technologies that may be developed.

Approved Broker List.  Numeric maintains a list of approved brokers from which its portfolio managers and traders may choose to execute Client transactions (the “Approved Broker List”), which will be reviewed and approved at least quarterly by Numeric’s Investment Committee.  The primary determinants for inclusion on the Approved Broker List are the financial strength or creditworthiness of the broker and the potential of the broker to provide best execution for Clients generally or in a particular set of securities.  Numeric has established a policy for conducting due diligence on its equity brokers to assess their financial strength or creditworthiness.  A copy of such policy is attached to this Manual as Exhibit D.

Brokerage Oversight Group.  Numeric has established a brokerage oversight group.  At least twice per year this group reviews (in a coordinated effort with Numeric’s Investment Committee) the Approved Broker List, the commissions paid to such brokers and the soft dollar products and services provided by such brokers to Numeric and assess whether Numeric is achieving best execution and is complying with its brokerage policy.

Directed Brokerage.  Numeric does not accept Client-directed brokerage (“Directed Brokerage).  Directed Brokerage may result in a Client paying higher commissions than would be the case if Numeric were able to select brokers freely.  Directed Brokerage in many cases would limit Numeric’s ability to negotiate commissions for all Clients and its ability to aggregate orders, resulting in an inability to obtain volume discounts or best execution for the Client in some transactions.

Notwithstanding the foregoing, Numeric is able to accommodate clients with limited restrictions on their ability to trade with certain brokers (i.e. affiliates and fiduciaries).  However, it should be understood that such arrangements could result in investment performance that is different, and potentially lower than, that of other accounts in the same strategy.

“Soft Dollars.”  Numeric utilizes third party research and brokerage products and services in our investment management process.  Those products and services include, among other things, advice, analyses and reports, research databases and software, pricing sources and proxy-related research, as well as products and services that relate to the execution of securities transactions between the execution and settlement of an order.  Numeric uses soft dollars to pay for certain of those products and services, provided it believes they are within the safe harbor provided by Section 28(e) of the 1934 Act.  We may also pay directly in hard dollars for such products and services.  We pay hard dollars for services we believe are not within such safe harbor, such as office equipment, computer hardware and mass market publications.  Mixed use items are paid for with a combination of hard and soft dollars, using a reasonable allocation (which must be documented) of the cost of such products or services according to their respective uses.

Numeric may pay broker-dealer commissions that are in excess of the amount we pay for execution-only transactions to the extent they provide us with additional research or brokerage products or services, provided we determine in good faith such excess amount represents the reasonable value of such additional products or services.

Soft dollar trades are handled in accordance with Numeric’s Trade Aggregation and Allocation Policy and Procedures.

A summary of Numeric’s brokerage policy is included in Part II of Form ADV.

B.	SELECTION OF FUTURES COMMISSION MERCHANTS

Numeric may utilize one or more Futures Commission Merchants (“FCM”) in its trading activities.  FCMs will be selected from brokers on the Approved Broker List that are authorized to act in such a capacity.

C.	ELECTION OF DERIVATIVE OR FOREIGN EXCHANGE COUNTERPARTIES

Numeric will require any derivative or foreign exchange counterparty that it selects on behalf of, or recommends to, a Client to submit such supporting documentation as Numeric deems appropriate to establish its creditworthiness and financial strength.  In addition, each such derivative counterparty will be required to update such information on a regular basis, and promptly in the event of a material change in the information presented to Numeric.

D.	SELECTION OF PRIME BROKERS

Numeric will require any prime broker that it selects on behalf of, or recommends to, a Client to submit such supporting documentation as Numeric deems appropriate to establish its creditworthiness and financial strength.  In addition, each such prime broker will be required to update such information on a regular basis, and promptly in the event of a material change in the information presented to Numeric.

Any party approved by Numeric to act as a prime broker shall also be deemed approved to act as a traditional broker, FCM and a derivative, swap or foreign exchange counterparty.

V.CLIENT DISCLOSURES AND ADVERTISING

A.	ACCOUNT STATEMENTS AND HOLDINGS DISCLOSURE

Numeric works with each client to determine their reporting requirements.  We provide monthly and quarterly performance, as well as quarterly commentary to all of our clients.  In addition, Numeric provides most clients with a monthly reconciliation to custodian records for their separately managed account(s).  The responsibility for producing and delivering Numeric client reporting is shared by the Client Service, Performance and Operations groups. However, our private fund monthly reporting is sent directly to clients from the applicable fund administrator.

Separate accounts managed at Numeric are completely transparent to the investor and clients invested in these accounts may obtain daily holdings information from their custodian.  For our private funds, holdings information is periodically reported to all investors simultaneously.  It is Numeric’s policy not to selectively disclose private fund holdings to any single investor or group of investors.  All other client requests for information are treated the same across clients with no discrimination based on size or fee structure.

B.	ELECTRONIC DELIVERY

From time to time, Numeric delivers reports to Clients via email or other electronic means.  Clients who require or consent to electronic delivery of reports may also receive a separate paper copy of the same reports upon request.  In addition, Clients may request or require that Numeric does not deliver reports via electronic means.  In such cases, Numeric will deliver reports to such Clients only in paper copy format.  Numeric takes reasonable precautions to ensure the integrity, confidentiality and security of Client reports and information, whether delivered via electronic means or otherwise.

C.	ADVERTISING

For Advisers Act purposes, an “advertisement” includes any written communication (including emails) addressed to more than one person or any notice or announcement in any publication or by radio or television which offers any analysis, report or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities.  This definition generally includes any materials designed to retain current Clients or solicit new Clients, any form letter and presentation materials such as PowerPoint presentations.  All Employees should note that advertising is heavily regulated by the SEC, and that advertisements must not be fraudulent, manipulative or deceptive.  Among other restrictions, the SEC prohibits testimonials by Clients and imposes strict limitations on whether and in what form an adviser may advertise its past recommendations.  The SEC has also imposed a series of strict guidelines on when and in what format performance advertising (model or actual) may be used.   All advertisements must be pre-approved by the Compliance group in order to ensure compliance with these regulations.  Numeric’s compliance group may utilize checklists, as appropriate, in connection with such reviews.

D.	UPDATING DISCLOSURE WITH RESPECT TO PRIVACY POLICY, PROXY VOTING POLICY, SOFT DOLLARS AND OTHER MATTERS

Numeric’s Compliance Officer shall track any changes to the policies and procedures contained herein and consider whether such changes require disclosure to the SEC, other regulatory bodies, or Clients, before or after such changes are implemented.  In particular, the Compliance Officer will monitor changes in Numeric’s Privacy Policy, Proxy Voting Policy and Best Execution and Soft Dollar Policies, as changes to these policies may require notice to Clients.  No change may be implemented to this Manual unless Numeric’s Chief Compliance Officer has been consulted on the issue of disclosure.

VI.  SAFEGUARDING OF CLIENT ASSETS

All Numeric Client assets are maintained with prime brokers, broker-dealers, banks or other qualified custodians.  Numeric’s separate account Clients are responsible for the selection and appointment of their own qualified custodians.  Numeric forms a reasonable basis for belief, after due inquiry, that the custodian is obligated to send to its Client an account statement, at least quarterly, identifying the amount of funds and of each security in the account at the end of the period and setting forth all transactions in the account during that period.  Some separate account Clients request that, in addition to the statements they receive from their qualified custodians, Numeric separately provide account statements.  When doing so, Numeric urges such Clients to compare the account statements they receive from their qualified custodians with the statements they receive from Numeric.

A.	ACCOUNT RECONCILIATIONS

Numeric performs the following reconciliation on each account:

(1)
Positions Check:  All international and the majority of the domestic accounts are reconciled on a daily basis to the custodian/prime broker to ensure the positions in Numeric’s accounting system agree with those of the custodian/prime broker.

(2)
Portfolio Prices:  The prices used to value the portfolio are reviewed on a daily basis. Reuters prices are automatically imported for domestic and international portfolios.  Prices that exceed a moderate tolerance from the previous day are reviewed for company news and corporate actions.

(3)
Performance:  Each morning the Performance Group reconciles the performance in the accounting system to the performance in the portfolio management system to ensure that the accounting system, the system of record, is correct.

(4)
Monthly Reconciliation:  Every active account is reconciled to the statement provided by the custodian/prime broker.  The reconciliation includes position, shares, price, cash and net assets.  The reconciliation is completed for all accounts.

B.	PHYSICAL CUSTODY

At no time shall Numeric or any Employee have physical custody of any Client asset or security.  If Numeric or an Employee inadvertently comes into possession of any Client asset or securities, such assets or securities must be returned to the Client within 24 hours, and the Compliance Officer must be informed of any such event.

Numeric provides brokers, banks and custodians with a list of Employees authorized to act on behalf of Numeric, and promptly updates such list to reflect any changes when they occur.

C.	AUTOMATIC DEDUCTION OF ADVISORY FEES

Numeric may automatically deduct its advisory fees from a Client account only if (i) the Client has previously authorized such a deduction in writing, (ii) Numeric sends instructions or a statement to the custodian, and (iii) the custodian includes the amount of the fees deducted in its quarterly account statements where provided.

D.	POOLED INVESTMENT VEHICLES

Numeric is deemed to have custody of the assets of each pooled investment vehicle that is organized as a limited partnership or as a limited liability company (“Private Fund”) because Numeric (or an affiliate) serves as the general partner or the managing member of such Private Fund.  In addition, Numeric is deemed to have custody of the assets of a Client if it is authorized to deduct advisory fees automatically from the account of such Client, be it a Private Fund or separate account client.

The Compliance Officer shall ensure that each prime broker of the Private Funds satisfies the definition of a “qualified custodian” under the Advisers Act and that all prime brokers acting on behalf of such Private Funds are identified by name and address in the Private Fund’s confidential offering memorandum or a supplement thereto.  If there is a change in the identity of the Private Fund’s prime broker, the Compliance Officer shall ensure that the Private Fund’s offering memorandum is revised and promptly distributed to investors in the Private Fund or that the Private Fund investors are otherwise promptly notified of such change.

VII.RECORDKEEPING

Employees should familiarize themselves with the recordkeeping requirements of the Advisers Act.  Among other items, the Advisers Act requires that Numeric maintain the records set forth below.  Such records have different preservation requirements for the SEC, IRS or other regulatory bodies.  Numeric has chosen on a going forward basis to maintain the following records for at least seven years from the end of the fiscal year in which they were created.  Certain items must be preserved from the time they were in effect, or for five years from the date an employee terminates employment.  Therefore, payroll records and Numeric financial statements and tax returns are kept for at least ten years.  Records for the two most recent years are maintained on-site.

Before disposing of any records covered on the list below, an Employee must consult with the Compliance Officer to confirm that it is appropriate, from both a legal and business perspective, to dispose of the records.  If records are maintained in an electronic format, steps are taken to prevent their unauthorized access or use and to protect them from untimely destruction.

A.	REQUIRED RECORDS

(1)	journals (including cash receipts and disbursements) and other records of original entry forming the basis of entries in any ledger;

(2)	general and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

(3)
a memorandum of each Client order given and instructions received by Numeric for the purchase, sale, delivery, or receipt of securities (showing, among other things, the terms and conditions of the order (including an indication if the order is non-discretionary), the portfolio manager initiating the transaction on behalf of Numeric, the account for which entered, the date of entry, and where appropriate the bank, broker or dealer that executed the order);

(4)	all checkbooks, bank statements, canceled checks, and cash reconciliations of Numeric;

(5)	bills or statements relating to Numeric’s business;

(6)	trial balances, financial statements, and appropriate files relating to Numeric’s business;

(7)
originals or copies of certain communications sent to or received by Numeric (including responses to requests for proposals (RFPs)) that detail proposed investment advice, the placing or executing of purchase or sale orders, or the receipt, delivery or disbursement of funds or securities;

(8)	a list of and documents relating to Numeric’s discretionary Accounts (including powers of attorney or grants of authority);

(9)	copies of all of Numeric’s written agreements with Clients or relating to Numeric’s business;

(10)	copies of performance advertisements and documents necessary to form the basis for such performance information (for at least six years from the date of last use of the applicable advertisement);

(11)
a copy of this Manual, a listing of any violations of the Code and actions taken in response to such violations, and copies of each Employee’s written acknowledgment that he or she has reviewed and observed the Code of Ethics.  Numeric must also maintain copies of all personal holdings and trading reports, as well as records of decisions approving any purchases of IPOs or private placements by Employees.  Since Numeric requires pre-approval of all trades, records of those pre-approvals must also be maintained;

(12)
Numeric’s proxy policy and procedures as required by Rule 206(4)-6, proxy statements received by Numeric, a record of the votes cast by Numeric and a copy of each written Client request for information about the investment adviser’s voting of proxies on behalf of each Client and the investment adviser’s response to each request. Numeric must also retain any document “created” by Numeric that was material to making the decision how to vote a Client’s proxies or that records “the basis for that decision”.  Numeric may rely on a third party to retain a copy of a proxy statement or a record of votes cast if the third party gives an undertaking to supply a copy of each promptly upon request, or may rely on the SEC’s EDGAR system for copies of relevant proxy statements;

(13)
copies of Form ADV, as well as proof of providing ADV Part II to Clients upon initial engagement and then annually (in lieu of annual delivery, Numeric may elect to offer to provide the ADV in writing free of charge);

(14)
copies of any written agreements with solicitors and copies of written statements from referred Clients acknowledging that they received the disclosure statement from the solicitor required under Rule 206(4)-3;

(15)	copies of any Client complaints and the response thereto;

(16)
copies of Numeric’s privacy policy and any written requests received from Clients to opt out of disclosures.  Numeric shall also retain copies of its annual privacy notice mailings including proof of mailing;

(17)	a copy of the trade allocation and aggregation policy and the results of compliance testing, including testing for deviations from the policy;

(18)	evidence that Numeric conducted an annual compliance review; and,

(19)	copies of emails containing any of the above records (as provided in the Computer Usage Policy of Numeric).

VIII.VALUATION

Numeric has adopted the following valuation policy.  Securities that are listed on a securities exchange will be valued at their last sales prices (or closing prices in certain markets) on the date of determination or, if no sales occurred on such day, at the mean between the bid and asked prices on such day.  Securities that are not listed on a securities exchange will be valued at their last sales/(closing prices on the date of determination, or, if no sales occurred on such day, at their last closing bid prices if owned and held in a long position by the Client and their last closing asked prices if held as a short position by the Client.

Numeric only uses widely known pricing sources.  Individual price movements over 9% are cross referenced to another pricing source to ensure that an accurate price has been captured and that a capital transaction was not missed and reflected in the portfolio.  Security positions and cash are reconciled to the custodian/prime broker on a regular basis in order to ensure an accurate valuation.

In any situation where there is not a reliable publicly available price for a security in one of Numeric’s strategies due to suspended trading, a corporate action, or other reasons, the Compliance Officer is responsible for convening a Fair Value Pricing Committee meeting to establish and document a price for that security.  The portfolio manager for the strategy of the relevant security will gather as much public information as possible and will meet with: (i) the Compliance Officer, (ii) an independent portfolio manager in another strategy (that has no position, long or short, in the security in question), (iii) a member of the operations department, and (iv) a member of the trading department.  All public information presented by the portfolio manager pursuant to the foregoing sentence will be reviewed to establish a “Fair Value Price” for the security.  The established Fair Value Price shall remain in place until further public information becomes available requiring the Fair Value Pricing Committee to reconvene or when trading commences and the public markets establish a price.

IX. PRIVACY POLICY

Numeric has adopted a policy to protect the confidentiality of Client information, a copy of which is set forth as Exhibit E.  Numeric also has a memorandum, in question and answer format, which has been supplied by counsel to Numeric and which explains the privacy regulations.  A copy of this Manual should be reviewed by all Employees to ensure their familiarity with the applicable regulations.  While the applicable regulations only apply to personally identifiable financial information gathered from natural persons (and in some cases, even if such persons are only potential Clients), Employees should be sensitive to protect all Client information that may be confidential and Numeric will generally adhere to its privacy policy with respect to all Clients or potential Clients.

Numeric discloses the contents of its privacy policy to each Client that is an individual upon initiation of the Client relationship and a summary thereof annually thereafter.

In addition, Numeric may adopt additional policies and procedures from time to time to ensure compliance with laws or regulations promulgated by the federal government or states concerning privacy or confidentiality of personal information.  Any such policies will be supplemental to this Manual.

X.REGULATORY FILINGS

The Compliance Officer, or a designee, shall be responsible for updating Numeric’s Form ADV as required by the Advisers Act as well as any other regulatory filings for other regulatory bodies.  The Compliance Officer, or a designee, shall also be responsible for filing any Forms 13F, 13D, 13G, or Forms SH which may be required.  In order to facilitate compliance with Section 13, Numeric produces a daily report listing all 5% or greater positions held on behalf of Clients on a firmwide basis.

XI.BUSINESS CONTINUITY PLAN

The SEC has made clear that business continuity planning is now considered part of an advisor’s fiduciary duty to its Clients.  Numeric can continue to function and service Clients in the face of natural disasters such as fire, earthquake, local area power outages and terrorism.  This is accomplished through a combination of (1) a Disaster Recovery site maintained by Numeric, and (2) through the use of (home) remote access which is in place for all key Employees.

In terms of succession risk, Numeric is adequately staffed at all levels such that the immediate departure of even a key Employee would not pose an undue burden on Numeric’s fiduciary duty to continue to serve Clients.

Disaster Recovery Site

In the case of an emergency where Numeric’s primary office facility is unable to function as a working office, the following has been planned.

Numeric’s landlord shall notify certain members of senior management.  These persons will notify all department heads from a master employee phone list.

The Portfolio Management heads, Director of Trading, and Director of Operations will direct their staff to log into the Disaster Recovery Site from home or to proceed to the Disaster Recovery Site.

At least one senior member of the Technology group will ordinarily go to the Disaster Recovery Site, while the rest of the Technology group will log in from their home machines and be prepared to offer assistance as needed.

The Disaster Recovery Site is only for crucial day to day operations.  Employees with research, marketing and other non-critical positions will not work there.  Instead, they will work from home with remote access (for short duration emergencies) and/or focus on helping put together a new office if the principal office is no longer a usable space.  Finally, duplicate lists of important business partners are maintained at the Disaster Recovery Site including brokers, prime brokers and custodians, administrators and any other crucial third party service providers.

XII.ANTI-MONEY LAUNDERING POLICY

Numeric is committed to full compliance with all applicable laws designed to prevent and detect money laundering and the financing of criminal activities and terrorism.  In order to ensure such compliance and to promote the detection of criminal activity involving Clients, Numeric has therefore created this Anti-Money Laundering (“AML”) Program.  In order to ensure such compliance and to promote the detection of potential criminal activity or suspicious acts involving investors in Numeric funds and/or separate accounts, the following policies and procedures have been established:

(1)
AML Compliance Officer.  The acting Compliance Officer will serve as Numeric’s “AML Compliance Officer,” whose responsibilities include overseeing the implementation of, and employee compliance with: (A) the AML Program; (B) monitoring legal and regulatory developments with respect to AML; (C) educating employees and agents of Numeric about Numeric’s AML Program (including fund administrators Goldman Sachs and JPMorgan Hedge Fund Services); (D) screening prospective investors and checking their identities against government lists of known terrorists; and (E) investigating suspicious transactions and reporting such transactions to the appropriate authorities.

(2)
Due Diligence Concerning Prospective Investors.  All prospective investors in Numeric funds and/or separate accounts will be required to provide sufficient information to enable the fund administrator or Numeric’s AML Compliance Officer to determine the investors’ identities, or in the case of investors which are entities, the identities of such investors’ officers, directors and beneficial owners.  The identity of each investor or underlying beneficial owner will be checked against appropriate “blacklists”.

In the event a proposed investment is to be made in the name of a nominee, the AML Compliance Officer will confirm that the nominee is a regulated institution in a Financial Action Task Force on Money Laundering (“FATF”) compliant jurisdiction, that the nominee has verified the identity of each person for whom such institution is acting as nominee, that the person is not listed on any blacklist, and that, based on reasonable investigation by the nominee, the person is not engaged in money laundering or the financing of criminal activities or terrorism.

The Numeric AML Compliance Officer may rely on any investors’ own AML program if: (1) Investor is domiciled in a FATF compliant jurisdiction; (2) Investor’s AML program meets the requirements of the U.S. Patriot Act or future enacted legislation; and (3) Investor provides a certification that appropriate procedures have been carried out on behalf of the underlying officers, directors and beneficial owners of the entity investing in the Numeric fund/separate account.

The AML Compliance Officer will perform the due diligence described in this section with respect to all existing investors commencing with the implementation of this AML Program.

In addition, at the time of any distribution to, or redemption or transfer of a separate account or fund interest by an investor in a Numeric strategy, the fund administrator or Numeric’s AML Compliance Officer will check the identity of the investor or proposed transferee (or follow the procedure described above with respect to a nominee) against all blacklists if such transferee or recipient is different from the original investor.

Specific Client certification procedures are set forth in Exhibit F and an example of a Client certificate letter is set forth in Exhibit G attached to this Manual.

All written materials documenting the performance of AML Program due diligence and the identity of each investor in a Numeric separate account/fund will be retained until seven years after the earlier of (a) the withdrawal of such investor from the Numeric separate account/fund and (b) the dissolution of the strategy/fund.

(3)
Governmental Reporting.  The AML Compliance Officer will investigate all suspicious activity involving the Fund or its investors and promptly report any bona fide suspicious behavior or transaction to the appropriate authorities.  The Compliance Officer will report all cash transactions in excess of $10,000 to the U.S. Department of the Treasury in accordance with existing law.

(4)
Employee Responsibility and Training.  All Numeric employees will be made familiar with this AML Program and will agree, as a condition of employment, to report suspicious activity to the AML Compliance Officer.  All employees of Numeric will be required to attend an initial AML Training Seminar (including new employees upon commencement of employment) and follow-up seminars on a regular basis thereafter.  All employees are required to sign an Employee Certification Anti-Money Laundering Program-Patriot Act in the form attached to this Manual as Exhibit H.  The AML Compliance Officer may also circulate written updates, organize ad hoc educational classes, and require employees to attend external seminars and/or receive technical training (e.g., computer and financial analysis).

(5)
Review of AML Program.  The AML Compliance Officer will be responsible for a formal internal review of Numeric’s AML Program and its compliance efforts.  In addition, an independent review of the AML Program will be conducted by our independent accountants, Wolf & Company, on an annual basis.

Relevant Sources of Information:

US OFAC “Blacklist” is available at http://www.treas.gov/ofac

FATF compliant countries available at http://www.oecd.org/fatf/members_en.htm

Appendix A –

Glossary of Defined Terms

The terms and abbreviations used most frequently in this Manual are defined below. Other terms used only in particular sections of the Manual are defined in those sections.

1933 Act
Securities Act of 1933, as amended, the federal statute governing the registration and offering of securities. Any securities sold in the U.S. must either be registered under the 1933 Act or be exempt from such registration.

1934 Act	Securities Exchange Act of 1934, as amended, the federal statute governing the regulation of securities markets, including the operations of securities brokers and dealers.
Account	A Client account for which Numeric serves as investment adviser. Such Accounts may be owned by a natural person, a corporation, a fund or a trust, among others.
Advisers Act	Investment Advisers Act of 1940, as amended, the federal statute regulating the registration and operations of investment advisers.
Affiliates	Unless otherwise noted, all direct and indirect subsidiaries of Numeric and investment companies for which any operating Affiliate serves as investment adviser or general partner.
Blue Sky Laws
The term “blue sky laws” refers to the securities laws of the several states, including for this purpose Puerto Rico and the District of Columbia. Nearly all blue sky laws impose requirements regarding investment adviser regulation. The term “blue sky authorities” refers to the state securities administrators (or other authorities) responsible for the administration and enforcement of blue sky laws, often including the adoption of rules and regulations thereunder.

Brochure
Under Advisers Act Rule 204-3, the written disclosure statement that must be given by an investment adviser to existing and prospective advisory Clients if the adviser chooses not to give such Clients Part II of its Form ADV.  A Brochure must contain at least the information required by Part II.

The CFA Institute	The CFA Institute is a global membership organization that awards the Chartered Financial Analyst designation. The CFA Institute was formerly known as “AIMR”.
Client	Clients of Numeric, including without limitation the pooled investment vehicles managed by Numeric and Accounts, as well as the investors in such vehicles and Accounts.
Code	Internal Revenue Code.
Code of Ethics	Numeric’s Code of Ethics, Section II of this Manual.
Company Act
Investment Company Act of 1940, as amended, the federal statute governing the registration and regulation of investment companies.  Investment advisers of mutual funds must comply with the requirements of the Company Act in managing fund assets.

Compliance Officer	The Chief Compliance Officer of Numeric.
DOL	Department of Labor, one of the federal agencies charged with the administration and enforcement of ERISA. The DOL has primary responsibility for most ERISA issues affecting investment advisers.
Employees
All employees of Numeric, including interns and consultants who work on-site, full time on Numeric projects and who have been engaged by Numeric for such purposes for a period of at least six months.  Individuals who are retained as consultants for shorter periods of time may be considered Employees and will be informed of such status by the Compliance Officer.

ERISA	Employee Retirement Income Security Act of 1974, as amended, he federal statute governing the management of private U.S. pensions and welfare benefit plans.
IARD
Investment Adviser Registration Depository, the electronic filing system for investment advisers mandated by the SEC and the blue sky authorities and administered by NASD. All investment advisers are required to make their filings on Forms ADV and U-4 and to remit all fees and assessments through the LARD.

IRS
Internal Revenue Service, the federal agency responsible for the administration and enforcement of the Internal Revenue Code, including the adoption of rules and regulations thereunder. The IRS is also one of the federal agencies responsible for the administration and enforcement of ERISA.

Manual	This Compliance Manual and Code of Ethical Standards.
Numeric	Numeric Investors LLC.
Numeric Confidential Information	Numeric’s confidential proprietary business information.
Numeric Technology	Any of the wide variety of computing and other electronic and technical resources provided to Numeric to its Employees.
SEC
The United States Securities and Exchange Commission, the federal agency responsible for the administration and enforcement of the federal securities laws, including the Advisers Act, the Company Act, the 1933 Act and the 1934 Act. The SEC is responsible for adopting rules and regulations under these statues, granting exemptions and bringing enforcement actions.  As the term is used herein, except where otherwise noted, “SEC” shall include the staff of the SEC acting in their official capacities.

Exhibit A –

Employee Quarterly Trading and Compliance Report

NUMERIC INVESTORS LLC

EMPLOYEE NAME (please print):                                                                                                                                __________________

REMINDERS:

•	You and your “Related Persons” may not purchase or sell any “Reportable Securities” (excluding ETFs and municipal bonds) without prior approval from Numeric’s Compliance Officer.

•	Please complete the excel form for all transactions executed by you and your Related Persons during the preceding quarter and email it to the eetrading@numeric.com email alias.

•	Please return this report to the Compliance group within 15 days of the end of the preceding quarter.

•	Please complete all questions below.

•	For definitions of key terms used in this report, please refer to the Appendix to this report or the Compliance Manual.

PERSONAL TRADING

	YES	NO	N/A
1. Did you execute transactions in reportable securities during the preceding quarter? If yes, please provide details on excel sheet
2. Did you buy or sell shares of an open ended mutual fund (including mutual funds that are part of NILLC’s Fidelity and/or the Vanguard legacy retirement plans) in the last calendar quarter?
3. If yes to #2, was the purchase or sale a reversal of a transaction executed within the previous six trading days?
4. If yes to #2, was the purchase or sale a reversal of a transaction executed within the previous 60 calendar days which resulted in a profit?
5. To the best of your knowledge, did any companies in which you have a direct or indirect interest (e.g., through a venture capital or private equity fund investment) commence an IPO in the quarter?

GIFTS

Employees must never solicit gifts from “Business Contacts.”

Gift Limit:

•
$300 in total value per year per employee, excluding meals or events at which the sponsor was present.  Limit can be reached by receiving 300 gifts with a value of $1 each, or by receiving 1 gift with a value of $300.  Gifts are to be valued at the greater of face or market value.

	YES	NO
1. Year to date, have you exceeded the gift limit outlined above?

BUSINESS ENTERTAINMENT

Employees must never solicit entertainment from “Business Contacts.”

Sponsor must be present at all events.

Entertainment Limits:

•	If cost expected to exceed $300 per person, per event (best judgment estimate), CCO pre-approval is required

•	Max of three events by same sponsor per year, per employee, (excluding seminars, conferences or similar events), regardless of cost of entertainment

	YES	NO
1. Year to date, have you attended any events with an expected cost of $300 per person or more?
2. If yes to #1, did you obtain CCO pre-approval?
3. Year to date, have you attended more than three events hosted by the same sponsor, regardless of cost?

If you answered “Yes” to the gift or entertainment questions above, please provide the details requested on the Appendix.

The undersigned confirms that all reportable transactions executed during the quarter have been disclosed to Numeric, and were made in conformance with the procedures specified in the Compliance Manual.

______________________________________________________________________________
Employee Signature                                                                                                           Date

_______________________________________
Employee Name Printed

_______________________________________
Quarter Ended

______________________________________________________________________________
CCO Receipt Acknowledged                                                                                                           Date

Appendix to Employee Quarterly Trading and Compliance Report

➢	Business Contacts: Any people or entities that do, have done in the past, or may in the future do business with or on behalf of Numeric in its own capacity or as agents for its Clients

➢	Related Person: A family member residing in an employee’s household or person or entity over which the employee has control

➢	The Compliance Manual defines the term “reportable security” in the following context:

A “reportable security” does not include:

•	shares of open end mutual funds (but only so long as Numeric has no open-end funds as Clients)

•	money market funds

•	direct obligations of the United States government

•	bankers acceptances

•	bank certificates of deposit

•	commercial paper and high quality short-term debt instruments, including repurchase agreements.

A “reportable security” does include all securities other than those enumerated above, specifically including:

•
 public or private partnerships and other entities formed for the purpose of purchasing real estate or securities for investment and other pooled investment vehicles (including hedge funds, venture funds and the like)

•	exchange traded funds (including, for example, iShares)

•	obligations of any state or local government (e.g., municipal bonds and 529 education savings plans)

•	closed end mutual funds.

➢	Clarification Regarding Open End and Closed End Mutual Funds:

Open end mutual funds are “traditional” mutual funds that may offer an unlimited number of shares.  Shares are redeemed by the fund, rather than sold on the open market to other investors.

Open end mutual fund shares are valued by reference to a NAV (or, net asset value) that is established at the end of each trading day.  They are not priced intra-day.

In contrast, closed end mutual funds issue a fixed number of shares and are traded on an exchange.  The price of a share of a closed end mutual fund is determined by market demand.  Shares of closed end mutual funds may trade below (at a discount to) or above (at a premium) their net asset value.

If you do not know whether your mutual fund is an open end or closed end fund, please consult your fund prospectus.

Additional information required for gifts and entertainment received outside of policy guidelines:

GIFTS:

If the value of gifts received year to date exceed more than $300 in value (best judgment estimate), please provide details below:

Gift:  ____________Est. Value: ______ Rec’d from:______________                                    Date Rec’d:_________

Gift:  ____________Est. Value: ______ Rec’d from:______________                                    Date Rec’d:_________

Gift:  ____________Est. Value: ______ Rec’d from:______________                                     Date Rec’d:_________

ENTERTAINMENT:

If you attended a meal or events at which the cost exceeded $300 per person, and CCO pre-approval was not received, OR if you have attended more than three events hosted by the same sponsor, regardless of the cost, please provide details below:

Event:  _______________ Est. Value:  _______             Sponsor:_____________  Event Date:_______

Event:  _______________ Est. Value:  _______             Sponsor:_____________  Event Date:_______

Event:  _______________ Est. Value:  _______             Sponsor:_____________  Event Date:_______

Exhibit B -

NUMERIC INVESTORS LLC

Initial/Annual Holdings Report

Holdings Report for Year Ended ______

Title and Type	Ticker or Cusip Number	Number of Shares	Principal Amount

Please list all brokers, dealers and banks with whom you maintain accounts in which reportable securities are held.
If none, please indicate n/a in space below.
____________________________________

____________________________________

Initial/Annual Outside Business Relationships Report

Please list any outside business relationships and/or any outside boards on which you serve.
If none, please indicate n/a in space below.
____________________________________

____________________________________

Initial/ Annual Public Company Board Relationships Report

To the best of your knowledge, are any of your relatives, or people with whom you regularly associate, senior executive officers of, or serve on the board of directors of, a public company.  If yes, please provide details below.

Yes________                                           No________

Name:________________________              Name:______________________

Board:________________________             Board:______________________

Political Contributions, Gifts and Favors *

•	The undersigned did not make a political contribution of $500 or more to any candidate seeking election in Montgomery County, Maryland.

•	The undersigned did not give a gift or favor to any employee of the State of North Carolina’s Investment Management Division.

•	Please detail below all political contributions that you made in excess of $50 during the past calendar year:

_______________________________________

_______________________________________

_______________________________________

_______________________________________  _____________________________
Signature                                                                           Date

_______________________________________
Name Printed

*We keep this information confidential and it is used for compliance recordkeeping only.

Exhibit C –

Compliance Certificate

NUMERIC INVESTORS LLC

The undersigned employee of Numeric Investors LLC (“Numeric”), hereby certifies that he or she has read and understood Numeric’s current Manual entitled “Numeric Investors LLC Compliance Manual and Code of Ethical Standards Written Policies and Procedures Under Rule 206(4)-7” and that he or she will conduct himself or herself professionally in complete accordance with the requirements and standards described therein and will comply with all applicable federal and state securities and other laws and regulations regulating his or her conduct as an employee of Numeric.

The undersigned employee has had the opportunity to ask questions of and receive answers from Numeric’s Compliance Officer and other persons acting on behalf of Numeric’s Compliance Officer with respect to the Investment Advisers Act of 1940 and other laws and regulations applicable to the undersigned in connection with his or her employment with Numeric, and the undersigned employee acknowledges that such questions have been answered to his or her full satisfaction.

The undersigned employee acknowledges that:

(i)           he or she is responsible for his or her actions under the law and is required to be sufficiently familiar with the Investment Advisers Act of 1940 and other laws and regulations that may govern his or her conduct as an employee of Numeric;

(ii)           Numeric is relying upon the undersigned employee’s certification and acknowledgments contained herein and that the failure to comply with the policy set forth in the above-referenced Manual and with applicable federal and state securities and other laws and regulations may subject Numeric and the undersigned to substantial liabilities including imprisonment and fines; and

(iii)           Numeric may dismiss the undersigned employee from his or her employment for failure to comply with the policies set forth in the above-referenced policies and practices and applicable federal and state securities and other laws and regulations governing the undersigned’s conduct as an employee of Numeric.

Signature and Date

Name (Please Print)

Exhibit D –

Broker Due Diligence Policy

NUMERIC INVESTORS LLC

Scope:

The following process is to be used to conduct due diligence on all brokers who are proposed to be added to the Approved Broker List (the “List”) from time to time after the Effective Date (set forth below).  The trading desk may not trade with brokers who are not named on the List.

Process:

1. Each time a new broker (a “Proposed Addition”) is proposed to be added to the List, the Director of Trading or another member of the trading desk (each, a “Proposer”) will submit to a member of the Compliance Group the name and address of the Proposed Addition.

2. As promptly as practicable following the receipt of information regarding the Proposed Addition, a member of the Compliance Group (the “Reviewer”) will perform the following due diligence:

Step 1:  The Reviewer will determine whether the Proposed Addition has a credit rating that is considered “investment grade” or above from a rating agency such as Moody’s Investor Service, Standard & Poor’s or Fitch Ratings.  If the Proposed Addition has such a credit rating, the Proposed Addition will be added to the List.  If the Proposed Addition does not have a credit rating, or its credit rating is below investment grade, the Reviewer will proceed to the Step 2.

Step 2:  The Reviewer will review other publicly available information, such as credit reports prepared by Dun & Bradstreet, to evaluate the creditworthiness or financial viability of the Proposed Addition.  If such information is available and it reveals that the Proposed Addition is creditworthy or financially viable, the Proposed Addition will be added to the List.  If such information is not available, or the available information raises questions about the creditworthiness or financial viability of the Proposed Addition, the Reviewer will proceed to Step 3.

Step 3:  The Reviewer will conduct other due diligence that can, but need not necessarily, include any or all of the following:

•	a review of the Proposed Addition’s FOCUS report;

•	obtaining referrals from at least two reputable broker / dealers or investment advisers that have done business with the Proposed Addition within the past 30 days; or

  obtaining information about the creditworthiness or financial viability of the Proposed addition directly from authorized personnel of the Proposed Addition.
The Reviewer will present the results of such due diligence to the Chief Compliance Officer who will determine whether the Proposed Addition will, or will not, be added to the List.  With respect to a Proposed Addition with a limited operating history or for which information about its creditworthiness or financial viability may not be readily available, the Proposer may deliver to the Reviewer a written explanation of the rationale for adding the Proposed Addition to the List.  Any such explanation shall be taken into consideration by the Chief Compliance Officer in determining whether such Proposed Addition shall be added to the List.

Exhibit E –

Privacy Policies And Practices

NUMERIC INVESTORS LLC

April 1, 2008

Maintaining the confidentiality of the personal information of our current and prospective Clients is one of our highest priorities.  This policy sets forth the type of personal information we collect, how that information is used by us, and how we protect personal information of Clients.

HOW AND WHY WE COLLECT PERSONAL INFORMATION

1.           Collection

Personal information may be collected from Clients in order to offer or provide products or services, process transactions on their behalf and comply with legal and regulatory requirements.  Information may be collected from any of the following sources:

(a)
From Clients: We collect information from Clients when such Clients request information or services from us or enter into an investment management agreement with us or a subscription agreement with a fund we manage.  We may also collect information from investor questionnaires, W-9’s and other applications or forms completed by Clients when requesting information or services from us.  This information may include items such as name, address, email address, social security number, birth date, annual income, net worth, marital status, investment goals and investment risk tolerance.  If a Client indicates that he or she has a spouse or partner, that spouse’s personal and financial account information may also be requested.

(b)
From Transactions:  If a Client obtains advice or services from us, we keep records of the advice or service provided.  We keep records relating to items such as each Client’s account balance, payment history, securities positions and securities purchases and sales.  This enables us to provide each Client with a history of their transactions with us and service such Client’s account.

(c)
From our Web Site:  When Clients visit our website, we may use a so-called cookie to track the amount of time such Clients spend on our site, the parts of our site visited and other technical information.  We use this information to improve the functionality of our web site.

Use of Personal Information

Personal information of Clients is collected and maintained by us so that we may develop, offer and deliver products and services to Clients, process transactions and fulfill our legal and regulatory requirements.

DISCLOSURE OF PERSONAL INFORMATION

We do not, and do not intend to, sell or distribute personal information about current or former Clients to nonaffiliated third parties except as set forth below.  If in the future this policy changes you will be notified and provided with an opportunity to opt out of such disclosure.  We may share your personal information as follows:

a.	We will reveal or share your non-public personal information where the law requires it, such as for tax reporting purposes or pursuant to a court order.

b.	We may reveal or share your non-public personal information with our affiliates. Our affiliates include, for example, investment funds that we manage and over which we have control.

c.
We may reveal or share your non-public personal information with unaffiliated service providers such as brokers, fund administrators and transfer agents in connection with processing transactions for your account.  Your non-public personal information may also be provided to attorneys, accountants or auditors in order to enable us to provide requested services to you and to comply with legal and regulatory requirements.

PROTECTION OF YOUR PERSONAL INFORMATION

Our employees may, from time to time, have access to your personal information in order to provide services to you.  We restrict access to nonpublic personal financial information to those employees who need to know that information in order to provide you with products and services.  All employees are subject to the terms of our Company’s Manual, which advises employees as to the confidential nature of all Client information and requires employees to protect the confidentiality of all information obtained from or about you or your account.

Numeric maintains physical, electronic and procedural safeguards designed to protect nonpublic personal financial information.  Client information provided through our website and other personal financial information that is stored electronically is protected by firewalls and data encryption security and may be accessed only by authorized personnel via password entry.  Hard copies of files containing confidential Client information are maintained in our offices under the supervision of qualified personnel and secured under lock and key during non-business hours.  In addition, back-up or archival copies of all files containing confidential Client information are maintained by Numeric in the event of accidental loss or destruction the primary files.

Numeric’s compliance group conducts periodic reviews of the compliance with and effectiveness of the above described safeguards.

Additional description of safeguards employed by Numeric to protect Client information may be found in Section B, “Confidential Information,” and Section H, “Workplace Communications and Computer Usage Policy,” of Numeric’s Code of Ethics.

Exhibit F –

Anti-Money Laundering Program – Patriot Act

Client Certification Procedures

NUMERIC INVESTORS LLC

Investors in Numeric funds:

•
AML procedures on behalf of Clients investing in Numeric funds are the responsibility of the respective administrator of the fund.  Numeric can rely completely on the administrator’s procedures to comply with the US legislation regarding money laundering known as the Patriot Act.  Copies of each administrator’s policies and procedures are kept on file by the Numeric AML Compliance Officer.

For all other investors, Numeric staff to perform the following:

•	All individuals – Confirm they are not on the “Blacklist” of restricted persons updated on the www.treas.gov/ofac website. If other blacklists become available, they must be checked as well.

•	Determine if Client is (a) an individual or entity and (b) U.S. or non-U.S.

•
U.S. Individuals – Obtain full legal name, address and social security number.  Also obtain a copy of a government issued picture identification (such as a drivers license or passport), and proof of the current address (such as a current utility bill) if not included on the picture identification.

•
Non-U.S. Individuals – Obtain full legal name, address, passport number and a photocopy of their passport.  Also obtain proof of the current address (such as a current utility bill) if not included on the passport.

•
U.S. Public Company or Pension Plan – Document official name of company, state of incorporation, ticker symbol and stock exchange where shares are traded.  No other research is required as we can rely on that entity to perform its own AML procedures.

•
U.S. Privately Held Company, Limited Partnership, Trust, fund-of-funds, Nominee entity, or some other entity form – Obtain photo copy of state incorporation or registration information.  Perform the steps above under individuals for all officers, general partners, directors and 10% or greater beneficial owners of the entity.  Funds of funds or intermediaries such as banks may perform these procedures on their own as long as they provide a copy of their AML program and certify that they have complied with their program.  (See Exhibit H).

•
Non-U.S. Public Company or Pension Plan – Confirm that company is domiciled in a FATF compliant jurisdiction by looking on the FATF website which is kept current and is located at: http://www.oecd.org/fatf/members_en.htm.  Document official name of company, country of incorporation or registry, ticker symbol and stock exchange where shares are traded.  No other research is required as we can rely on that entity to perform its own AML procedures since they are in an FATF compliant jurisdiction.

•
Non-U.S. Privately Held Company, Trust, fund-of-funds, Nominee entity, or some other entity form – Confirm that company is domiciled in a FATF compliant jurisdiction by looking on the FATF website which is kept current and is located at:

•
http://www.oecd.org/fatf/members_en.htm.  Document official name of company, country of incorporation or registry.  Obtain photocopy of incorporation or registration information.  Perform the steps above under individuals for all officers, general partners, directors and 10% or greater beneficial owners of the entity.  Fund of funds and intermediaries such as banks may perform these procedures on their own as long as they provide a copy of their AML program and certify that they have complied with their program.  (See Exhibit H).

•
Investors that are domiciled in a non-compliant FATF jurisdiction pose special problems and should be handled on a case-by-case basis by the Numeric AML Compliance Officer in conjunction with legal counsel prior to finalizing the investment relationship with Numeric.

•	Numeric may waive the foregoing requirements for existing Clients and certain government-affiliated (U.S. and non-U.S.) Clients.

Exhibit G –

Anti-Money Laundering Program – Patriot Act

Example of Client Certification

NUMERIC INVESTORS LLC

Date

Numeric Investors LLC
470 Atlantic Avenue, 6th Floor
Boston, MA 02210

Dear AML Compliance Officer:

This Certification of Compliance is being provided to you pursuant to your request.  (Investor) represents to you the following:

•	We have adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply with the rules and regulations promulgated under the U.S. Patriot Act;

•	We have applied the aforementioned procedures to the investment account we have opened with Numeric Investors LLC as investment advisor;

•	The aforementioned procedures resulted in acceptable investors as described under the U.S. Patriot Act; and

•	We will continue to adhere to our anti-money laundering policies, procedures and controls during the course of our relationship with Numeric Investors LLC.

Sincerely,

Client Official

Exhibit H –

Anti-Money Laundering Program – Patriot Act

Employee Certification

NUMERIC INVESTORS LLC

I confirm to the best of my knowledge and belief, the following:

•	I am familiar with the Numeric Investors LLC Anti-Money Laundering Program – Patriot Act (“Numeric AML”);

•	I commit to uphold the Numeric AML and report any suspicious activity of which I become aware to the Numeric AML Compliance officer;

•	I understand that failure to comply with U.S. federal laws surrounding Anti-Money Laundering may result in prosecution by U.S. federal authorities; and

•	I understand that failure to uphold the Numeric AML is cause for my immediate dismissal as an employee of Numeric Investors LLC.

______________________________
Signed

Name

Date

Exhibit I –

ERISA Cross Trade Portfolio Manager Report

NUMERIC INVESTORS LLC

1.  The two accounts involved in the cross trade are as follows:

Buyer:

Seller:

2.  As portfolio manager for the “buying/selling” fund or both funds (circle one), I confirm that:

A) Each Client to the transaction has consented in writing to participate in cross trades;

B) That this cross trade was effected due to

(i) simultaneous exit and investment in a single strategy by different accounts; or

(ii) other (specify):

3.  The price used to effect the cross trade was (i) the last sale price as reported on the consolidated tape or (ii) other as specified in the cross trading policy.

By:

Name of Portfolio Manager:

Date:

Exhibit J -

ERISA Cross Trade Letter

NUMERIC INVESTORS LLC

Numeric Investors LLC
470 Atlantic Avenue, 6th Floor
Boston, MA 02210

Re:  Consent to ERISA Cross Trades

Dear Mr. Smith:

In our capacity as a fiduciary with respect to an ERISA plan, we consent to your effecting cross trades in which the plan referred to below (the “Plan”) will trade with (by selling its securities to) another account for which you act as an investment adviser with investment discretion in exchange for cash from that other account.  In effect, you will be arranging for the sale at no commission of the Plan’s long positions to another account managed by you under Numeric’s Cross Trading Policies and Procedures dated March 31, 2008 (the Procedures”).  In addition, we acknowledge: (1) receipt of the Procedures, that we have reviewed them, and hereby provide our consent to cross trading on behalf of the Plan; (2) our understanding that we may revoke this consent on behalf of the Plan at any time; and (3) that the Plan may be charged customary transfer fees in connection with these cross transactions.  We confirm that the Plan has as of the date of this letter more than $100 million in assets in the Plan.

In addition to the cross trades described above, you have also informed us that you will [insert if account has short positions:] arrange to cover short positions held in the Plan’s account, and that we can expect the Plan to pay customary fees in connection with closing the short positions].

[Insert if account has swaps:] With respect to swaps held in the Plan’s account, you will simultaneously be closing long and short swap positions on behalf of the Plan, as the swaps cannot be crossed.  We understand that the Plan’s account may be charged commissions and customary fees in connection with closing of swap positions.]

Name of ERISA Plan: ABC Employee Pension Plan

Name of Fiduciary: ABC Benefit Finance Committee

BY:

ITS: